As filed with the U.S. Securities and Exchange Commission on September 22, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Global Lights Acquisition Corp
(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Room 902, Unit 1, 8th Floor, Building 5
No. 201, Tangli Road
Chaoyang District, Beijing 100123
The People’s Republic of China
+86 10-5948-0786
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Ouyang, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
Unit 2901, 29F, Tower C, Beijing Yintai Centre
No. 2 Jianguomenwai Avenue
Chaoyang District, Beijing 100022
People’s Republic of China
(86) 10-6529-8300
Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 +1 (212) 407-4000	Yue (Mark) Li, Esq. Xiaochun (Jonathan) Jiang, Esq. Magstone Law, LLP 1180 Avenue of the Americas, 8th Floor New York, New York 10018 +1 (212) 813-2888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2023
Global Lights Acquisition Corp
$60,000,000
6,000,000 Units
Global Lights Acquisition Corp is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share and one right. Each right entitles the holder thereof to receive one-sixth (1/6) of one ordinary share upon consummation of our initial business combination, so you must hold rights in multiples of six in order to receive shares for all of your rights upon closing of a business combination. We have also granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments, if any.
We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we anticipate that we may not be able to consummate our initial business combination within the 12-month period, we may, but are not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination). If we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable from the closing of this offering if we extend the period of time twice, each by an additional three months to consummate a business combination. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to 18 months described above or redeem their shares in connection with such extensions), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, subject to applicable law and certain conditions as described herein.
Our sponsor, Carbon Neutral Holdings Inc., a Cayman Islands exempted company, has agreed to purchase an aggregate of 327,500 private placement units (or up to 350,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $3,275,000 (or up to $3,500,000 if the underwriters' over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering (“private placement units”). Each private placement unit shall consist of one ordinary share and one private placement right to receive one-sixth of an ordinary share upon the consummation of an initial business combination.
There has been no public market for our units, ordinary shares or rights. We have applied to list our units on the Nasdaq Global Market, or NASDAQ, under the symbol “GLACU.” We expect that the ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless underwriters of this offering inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and rights will be listed on NASDAQ under the symbols “GLAC” and “GLACR,” respectively.
We conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC. We are a blank check company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, and although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a company located in the PRC with operations conducted by subsidiaries and through contractual arrangements with a variable interest entity, or VIE. Also, the location of our sponsor and executive officers and directors may make us a less attractive partner to a non-China- or non-Hong Kong-based target company, which may therefore make it more likely for us to consummate a business combination in the PRC. If our target company is a PRC company, or “PRC Target Company”, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of certain industries, and regulatory review of an overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the agreements with a VIE, if our PRC Target Company requires any of these legal requirements post business combination by us. To the extent that the combined company conducts its operations in China through its PRC subsidiaries and VIEs, such corporate structure involves unique risks to investors after the business combination, as investors in our ordinary shares following a business combination would not hold equity interests in operating companies domiciled in the PRC under our control and would hold equity interests in a Cayman Islands company. We would rely on the contractual arrangements with the VIE and its shareholders to operate the business and, we would not have equity interests in such PRC operating companies but the VIE’s financial results would be consolidated into our consolidated financial statements in accordance with U.S. GAAP as we or our direct owned subsidiaries in PRC, i.e. the wholly foreign-owned enterprise, or WFOE, would be the primary beneficiary of, such entity, for the accounting purposes. As such, in the event that we complete a business combination with a company in the PRC through VIE contractual arrangements, you would not hold equity in PRC operating companies. If the PRC government deems that the combined company’s contractual arrangements with its VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, the PRC subsidiaries and the VIEs of the combined company could be subject to material penalties or the combined company could be forced to relinquish its interests in those operations or otherwise significantly change its corporate structure. If we enter into a business combination with a China-based business utilizing a VIE structure, we and investors may face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the combined company as a whole.
We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by Chinese regulatory agencies including the Chinese Securities Regulatory Commission, or CSRC, if our PRC Target Company fails to comply with their rules and regulations. If the Chinese regulatory authorities disallow the VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our ordinary shares post business combination. If our PRC Target Company requires a VIE structure, the decision could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, which could cause the value of such securities to significantly decline or become worthless. Similarly, if Chinese regulatory authorities find that our PRC Target Company fails to comply with their rules and regulations, our financial performance, results of operations and/or the value of our ordinary shares will likely be materially changed, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For a detailed description of such risks, see “Risk Factors — Risks Relating to Being Located in China” on page 66. Additionally, we might be subject to certain legal and operational risks associated with the VIE’s operations in the PRC if our PRC Target Company requires a VIE structure. PRC laws and regulations governing our PRC Target Company’s business operations may be sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Additionally, the agreements associated with the VIE structure have not been tested in court of law in any jurisdiction. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the PRC Target Company’s daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Additionally, if we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements. We may not be able to enforce our legal rights. There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations which may have a material adverse impact on the value of our securities. If we enter into a business combination with a target business operating in China, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.
All these risks could result in a material change in our or the PRC Target Company’s post-combination operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to accept foreign investments, list on an U.S. or other foreign exchange, and offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, to the extent that a VIE structure is utilized due to restrictions of foreign investment in the target’s industry and to provide investors with exposure to foreign investment in China-based companies where Chines law prohibits direct foreign investment in the operating companies, the PRC subsidiaries may subsequently provide funds to the VIE through extending loans subject to statutory limits and restrictions. Moreover, the Chinese regulatory authorities could disallow such structure, which could result in a material change in the post-combination operations, the value of the securities of the combined company could decline or become worthless, and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered. After the business combination, the combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries, the amount of which are derived from substantially all of the economic benefits of the VIE. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. In particular, under the current PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under Chinese accounting standards and regulations, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. A PRC company is required to set aside at least 10% of its after-tax profits each year to fund certain statutory reserve funds (up to an aggregate amount equal to half of its registered capital). As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the PRC subsidiaries of the combined company from obtaining sufficient foreign currencies to satisfy their foreign currency demands, the PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the combined company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the combined company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. To the extent that a VIE structure is utilized, cash is transferred through our organization in the manner as follows: (1) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (2) the intermediate holding companies may provide loans to the VIE, subject to statutory limits and restrictions; (3) funds from the VIE to the intermediate holding companies are remitted as services fees; and (4) the intermediate holding companies may make dividends or other distributions to the holding company. To the extent that a VIE structure is not utilized, cash is transferred through our organization in the manner as follows: (1) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (2) if the holding company intends to distribute dividends, PRC subsidiaries will transfer the dividends to intermediate holding companies in accordance with the laws and regulations of the PRC, and then intermediate holding companies will transfer the dividends all the way up to the holding company, and the dividends will be distributed from the holding company to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions, nor have any transfer been made between our company, its subsidiaries and investors. As of the date of this prospectus, we have not made any dividends or distributions to our shareholders. We currently do not intend to distribute earnings or settle amounts owed under any VIE Agreements.
Furthermore, pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, the Consolidated Appropriations Act, 2023, or the CAA, was signed into law by President Biden. The CAA, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA as it was originally passed from the original three years to two, and thus, reduced the time before a Commission-identified Issuer’s securities may be prohibited from trading or delisted. Our auditor, Marcum Asia CPAs LLP, is headquartered in New York, New York, and, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor was not identified in this report as a firm subject to the PCAOB’s determination announced on December 16, 2021. As a result, we do not believe that the Holding Foreign Companies Accountable Act and related regulations will affect us. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a PRC Target Company, our access to the U.S. capital markets and the price of our securities.

We conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC. The location of our sponsor and executive officers and directors may make us a less attractive partner to a non-China- or non-Hong Kong-based target company, which may therefore make it more likely for us to consummate a business combination in the PRC. To the extent the VIE structure is used in our or the target company’s post-combination operation, investors may never hold equity interests in the Chinese operating company. For China-related risks, see “Risk Factors — Risks Relating to Being Located in China” on page 66.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” on page 40. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Per Unit	Total
Initial public offering price	$10.00	$60,000,000
Underwriting discounts and commissions(1)	$0.55	$3,300,000
Proceeds, before expenses to us	$9.45	$56,700,000

(1)
Such amount includes $1,200,000, or $0.20 per unit, equal to 2% of the gross proceeds of this offering (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters at the completion of this offering and $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions upon completion of a business combination.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $60.3 million, or $69.3 million, if the underwriters’ over-allotment option is exercised in full ($10.05 per unit in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.
The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about            , 2023.
No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan	Valuable Capital Securities

The date of this prospectus is        , 2023

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus, references to:
•
“amended and restated memorandum and articles of association” are to our memorandum and articles of association to be in effect upon completion of this offering;

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“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands;

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“founder shares” are to the ordinary shares initially purchased by our sponsor in a private placement prior to this offering;

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“initial shareholders” are to the holders of our founder shares prior to this offering;

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“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

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“management” or our “management team” are to our officers and directors;

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“ordinary shares” are to our ordinary shares, par value $0.0001 per share, which include the public shares as well as the private placement shares;

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“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

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“private placement rights” are to the rights underlying the private placement units;

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“private placement shares” are to the ordinary shares underlying the private placement units;

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“private placement units” are to the units issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans and extension loans, if any;

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“public rights” are to the rights sold as part of the units in this offering (whether they are subscribed for in this offering or acquired in the open market);

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“public shareholders” are to the holders of our public shares;

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“public shares” are to our ordinary shares offered as part of the units in this offering (whether they are subscribed for in this offering or acquired thereafter in the open market);

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“sponsor” refers to Carbon Neutral Holdings Inc., a Cayman Islands exempted company;

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“rights” are to our rights, which include the public rights as well as the private placement rights;

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“we,” “us,” “company,” or “our company” are to Global Lights Acquisition Corp, a Cayman Islands exempted company.

All references in this prospectus to our founder shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. All references in this prospectus to share dividends shall take effect as share capitalizations as a matter of Cayman Islands law. Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
General
We are a blank check company incorporated on August 23, 2021 as a Cayman Islands exempted company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any acquisition target.
The Business Imperative
Climate change is a global problem facing the mankind. The increasing emission of Carbon Dioxide (CO2), along with various other greenhouse gases, have posed a global threat to the ecosystem on the Earth. The Paris Climate Accords have established a framework for international cooperation in tackling climate change after 2020, proposing to maintain the increase in global average temperature, compared to the pre-industrial level, within 2 degrees Celsius, and strive to limit the temperature rise to within 1.5 degrees Celsius. To achieve the 2 degrees Celsius target, the entire world will need to cut approximately 12-15 billion tons of CO2 emissions by 2030, and the 1.5 degrees Celsius target requires reduction of approximately 29-32 billion tons of CO2 emissions. Indeed, the Paris Climate Accords require a high level of global cooperation to achieve the goals.
Initiatives to respond to climate changes, pursue carbon neutrality and achieve sustainable development are expected to have a long-term impact that will profoundly affect every aspect of our life. Carbon neutrality and sustainable development have caught the attention of investors around the globe. For instance, the Institutional Investors Group on Climate Change, being of one of those global initiatives, has attracted capital from more than 16 countries and over 275 institutional investors with US$3,500 billion of assets under its management.
To achieve carbon neutrality, we believe both reduction of carbon emissions and increase of carbon capture are necessary. For this cause, we cast our attention onto several investment-worthy areas: (1) clean energy, (2) green financing, (3) circular economy, (4) energy technology, (5) low carbon consumption, and (6) carbon capture and storage, or CCS.
1. Clean Energy
Clean energy includes two segments: renewable energy and non-renewable energy. Renewable energy, such as solar energy, wind energy, biological energy, water energy, geothermal energy, hydrogen energy, etc., can be regenerated after consumption, and leaves behind no or very little pollutants. Non-renewable energy creates minimum pollution to the ecological environment during production and consumption and includes the use of low-polluting fossil energy (such as natural gas, etc.) and fossil energy treated with clean energy technologies, such as clean coal and clean oil, etc.
According to the data provided in BP’s Statistical Review of World Energy 2020, the proportion of non-fossil energy in energy consumption gradually increased from 9% in 1980 to 16% in 2019. In terms of increment, the average growth of renewable energy consumption in the past decade has reached 13.7%, which is the only energy category in the world with double-digit growth. At the same time, the research of the International Renewable Energy Agency (Irena) predicts that renewable energy will provide nearly 36% of the global energy supply in 2030. However, to further promote renewable energy requires a significant decrease in its cost, which in turn requires tremendous investment that eventually leads to technology advancement in this segment.
2. Green Financing
Green financing refers to economic activities that support environmental improvement in response to climate change, resource conservation and efficient use through investment and financing, concerning project operations, risk management, etc., for projects in the fields of environmental protection, energy conservation, clean energy, green transportation, and green construction services. Green financing can promote environmental protection and governance, and thus guide the flow of resources from high-polluting and high-energy-consuming industries to sectors with advanced concepts and technologies to reduce the high-polluting substances at lower consumption. Pursuant to its founding ideas in the banking industry in 1970s, green financing should leverage the governmental support and advocate for an effective utilization of resources as one of the standards to measure the effectiveness of certain economic activities — the famous “Equator Principle” was proposed and addressed international project financing. More than 60 financial institutions around the world have announced the adoption of the equator principle, and its project financing accounts for about 85% of the total global project financing. The banks that adopt the “Equator Principle” are also called “Equator Bank”. We estimate an increase in the banks shouldering “Equator Bank” responsibilities.
3. Circular Economy
Born in the United States in the 1960s, the term “circular economy” made its first appearance in China in the mid-1990s. There are three paths commonly recognized to implement this concept from a technical perspective of resource utilization: (a) efficient use of resources, (b) recycling of resources, and (3) innocuous discharge of waste. Efficient use of resources relies on scientific and technological progress and institutional innovation to improve the level of resource utilization and the output rate of unit factors. Recycling of resources requires a resource recycling industry chain that creates a recycling channel for renewable resources to reduce the demand for natural resources and promote economic and social development in a harmonious cycle with nature. Innocuous discharge of waste minimizes the direct threat to human life, production, ecosystem through an innocuous process of discharging waste.
The Circular Economy Organization released the “2021 Circular Gap Report” that shows only 8.6% of the global economy currently has circular characteristics. With reasonable coverage of the circular economy in most developed countries, by reducing the use of raw materials, the world can reduce 39% of global greenhouse gases emissions and 28% of the original resource consumption. As the total population of China stabilizes and begins to decline, and the process of urbanization is slowly coming to an end, hence the drop in total demand for primary steel and cement production supplying the construction industry. According to estimates by the Energy Transition Foundation, the proportion of steel produced from recycled steel scrap in total production will rise from less than 10% now to 60% in 2050. In terms of cement, the potential for recycling is relatively limited, but improved building design and material quality can reduce the total demand by nearly 50% based on the usual development scenario. With the extensive development of physical and chemical recycling technologies, 52% of China’s plastic consumption may come from recycled plastics. The economical use and recycling of raw materials is of great significance to carbon emission reduction.
4. Energy Technology
The process of achieving carbon neutrality is itself a technology revolution, and the role of science and technology and technological progress in moving toward emission reduction and low carbon cannot be overemphasized as the human beings are always in want of new ways of energy consumption that are safer, cleaner and more stable. Take the photovoltaic industry as an example: in the past decade, the annual global installed photovoltaic capacity has increased from 16GW in 2010 to 105GW in 2019, which is underpinned by the rapid development and innovations in silicon wafers, cells and other photovoltaic modules that have led to increase in energy efficiency and decrease in cost. Also, progress in construction technologies such as solar photovoltaic system, ground source heat pump heating, water reuse and rainwater recovery treatment is expected to tremendously lower the carbon emissions from construction related industries, which took up 21.9% of China’s national carbon emissions in 2018.
Following areas of energy technology development have come to our attention: (1) use of high-efficiency solar energy utilization technology to prepare massive amount of thermochemical clean fuel; (2) large-scale wind power technology in the high seas; (3) the development of hydrogen fuel cell technology, which requires breakthroughs in large-scale hydrogen production, distributed hydrogen production, hydrogen storage and transportation materials, and hydrogen refueling station construction; and (4) energy storage technology, which includes both heat storage and cold storage.
5. Low Carbon Consumption
Green and low-carbon consumption is a key to reducing carbon emissions as it strives to solve the ecological crisis the human race is facing by advocating a way of harmonious co-existence between generations. Currently, the scale of China’s consumption continues to expand rapidly, and consumption has surpassed investment in contribution to China’s economic growth. Therefore, the transition period of consumption upgrade creates a window of opportunity for cultivating green consumption and lifestyle. Following the steps of developed countries referencing the history of emissions, with the increase in per capita GDP and the peak of industrial emissions, household consumption emissions have shown an upward trend. Without falling back to the “massive production, massive consumption, massive dumping” pattern, the developed economies such as Germany and Sweden have always identified food, housing and transportation as key areas for sustainable consumption anchored at their carbon dioxide emissions standards.
6. Carbon Capture and Storage (CCS)
CCS refers to the collection and fixation of CO2 produced by large power plants by various methods, which is considered to be the most economic and feasible way to reduce greenhouse gas emissions on a large scale and can have an immediate and effective impact on the slow-down of global warming as CO2 has a wide range of industrial uses. For example, in the machine foundry industry, CO2 is an additive; in the metal smelting industry, especially high-quality steel, stainless steel, and non-ferrous metal smelting, CO2 is a quality stabilizer; in the ceramic enamel industry, CO2 is a solidifier. The United Nations Climate Change Agency decided that CCS projects are eligible for carbon offset projects under the Clean Development Mechanism, thereby encouraging developing countries to adopt this technology to earn carbon credits.
In summary, as the trends becoming clearer towards carbon reduction and carbon neutrality through the routes presented from economic and technological perspectives, we look forward to playing a pivotal role in scaling opportunities arising out of these industries.
Our Management and Directors
Management Team
Zhizhuang Miao has been our chairman of the board of directors and our chief executive officer since our inception. Since July 2018, Mr. Miao has been the founder of Guizhou Zhonghuanjiancheng Circular Economy Industry Co., Ltd , a company that focuses on the development and promotion of comprehensive environmental protection solutions and resource recycling technologies as well as investment in renewable resource industrial parks. He also currently serves as director for Dalian Bomei Technology Co., Ltd. and Dalian Yishun Green Tech Co., Ltd since August 2018. During this period, Mr. Miao was engaged in international trade of bulk commodities, recycling of renewable resources and harmless and reduced disposal of solid hazardous wastes, and was committed to reducing resource waste and secondary pollution in the city. Based on the rapid development trend of global environmental protection industry, his work focuses on developing and promoting resource recycling technology and comprehensive environmental protection solutions, and uses renewable resources industrial parks to solve the problem of renewable resources recycling. Mr. Miao received his master’s degree in civil engineering from Pierre and Marie Curie University, and his bachelor’s degree in civil engineering from Dalian University.
Bin Yang has been our Chief Financial Officer since our inception. He has rich financial experience in finance since 1994. Mr. Yang has been the chief financial officer of Shenzhen Zhongheng Huafa Co., Ltd. (SZSE: 000020) from 2015 to February 2022. Prior to that, he worked as an accountant and vice president in the Industrial and Commercial Bank of China and China Minsheng Bank, and then served as vice president and secretary of Shenzhen GuoHua Network Security Technology Co Ltd (SZSE: 000004) from January 2011 to August 2015. He also currently serves as deputy general manager and board secretary for Shenzhen Wongtee International Enterprise Co. Ltd. (000056. SZ) since February 2022. In recent years, Mr. Yang was involved in several significant financing projects including the private placement of Shandong Huatai pharmaceutical factory, the listing of Shenzhen Putian Yitong Technologies Co., Ltd. (NEEQ: 836985) and LIYUANJI Jewelry (ShenZhen) Co., Ltd. (NEEQ: 838908) on the NEEQ. Mr. Yang was honored the 2nd Board Secretary Award of China’s top 100 listed companies in 2017. He has acted as secretary for the board of directors, chief financial officer and independent director for several public companies. Mr. Yang graduated from Nanjing Agricultural University with a bachelor’s degree in finance in 1994 and Xi’an Jiaotong University with a master’s degree in management in 2003.
William Liu has been our Chief Strategy Officer since our inception. A 20-year veteran of Wall Street, Mr. William Liu is currently a partner at Global Business Strategy Corporation. Prior to that, Mr. William Liu held positions with various financial institutions such as Credit Suisse First Boston from 2000 to 2002, Bank of New York Mellon from 2002 to 2004, Lyra Capital LLC from 2004 to 2005, Ivy Asset Management from 2005 to 2006, and Provident Group Asset Management from 2007 to 2011. Mr. Liu provides a full range of market research and financial investment consulting services to his investor clients and has managed multi-billion dollar investment platforms. His areas of expertise involve global multi-asset fund investment, business risk control system setting, development of customized investment and financing solutions, digital application of financial technology asset allocation, alternative investments, firm wide risk management, strategic and tactical asset allocation, investment project due diligence of M&A and public listings, development of FoF/MoM products, securitization and structuring of CDOs, quantitative investment and trading strategies, fundraising and management of alternative funds, and CIO outsourcing implementation. Prior to joining Wall Street firms, he was a visiting scholar and post-doctoral research scientist at Columbia University in New York, where he led a team to research new processes for industrial groups’ metal recycling and industrial waste recycling projects. Mr. Liu received his Ph.D. degree from RWTH Aachen University and the University of Science and Technology Beijing.
Guomei Han has been our Chief Research & Development Officer since our inception. Mr. Han has been a director and general manager at Dalian Jiarui Environmental Protection Technology Co., Ltd. since July 2008 and Dalian Bomei Technology Co., Ltd since August 2017. Mr. Han has extensive experience in the design and development of water treatment technologies and owns nearly 20 patents relating to water treatment technologies and devices. Mr. Han received his bachelor’s degree in environment monitoring from East China University of Science and Technology in 1990 and is a certified Senior Engineer and Associate Constructor.
Yizhi Guo has been our Chief Technology Officer since our inception. Mr. Guo founded Dalian Yishun Green Tech Co., Ltd. and has been its chairman since May 2017. He was an executive director for Dalian Shengteng Green Energy Technology Co., Ltd from 2021 to 2022, focusing on the application of plasma technology to hazard-free treatment of ash and residue after incineration and high temperature treatment to vitrify and convert such waste into construction material. Mr. Guo is also an entrepreneur and winner of multiple business plan competitions and has received funding from local governments for his venture projects. Mr. Guo received his master’s degree in mechanical and material engineering from Oregon State University in 2016 and his bachelor’s degree in energy and power engineering from Shandong University in 2011.
Directors
Zhao Yu has been our director since our inception. Mr. Yu is an accomplished engineer and has served as deputy director at Duel Research Group since July 2007, in charge of the development of several cutting-edge technologies and products, such as micro-negative pressure catalytic cracking of waste tires at low temperature, nanoscale thermal insulation coating, and hydrophobic and hydrophilic photocatalyst products. Prior to Duel Research Group, Mr. Yu worked as an engineer at Moore Product Company from 1999 to 2004, during which he led the development of 300,000kW and 600,000kW thermal power plant control systems. In recent years, Mr. Yu’s research focused on the kinetics principle of AOD metallurgical process and created a world-leading product quality control system based on his research.
Xuan Liu has been our director since our inception. Mr. Xuan Liu currently has been serving as chief engineer at China Ocean High Energy Technology Research Institute since July 2018 and is responsible for research involving experiment on uranium and lithium extraction from the seawater and projects on warm and concentrated seawater recycling in nuclear power plants. He has also been a director at the research and development center at China Science Tsing Research (Beijing) Institute of Science and Technology since 2019. Early in his career, Mr. Xuan Liu was involved in various projects involving rare mineral extraction and special alloy smelting.
Jincheng Ma will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Ma has been an independent director at Dalian Demaishi Precision Technology Co., Ltd (SZSE:301007), since August 2017. Mr. Ma is a professor at Dongbei University of Finance & Economics, where he has been working since March 1990. Primarily focusing on corporate governance, merger, acquisition and restructuring, Mr. Ma is an accomplished researcher and has published various academic papers on top journals. Mr. Ma received his Ph.D. degree in international economics and trades from Dongbei University of Finance & Economics.
Chengzhong Li will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Li is experienced in finance and accounting. Mr. Li served multiple positions including chief accountant and first deputy general manager at Liaoning Property Group Corporation from 1965 to 2000, during which he concurrently served as the director of finance at Department of Materials of Liaoning Province from May 1965 to June 1993 and the chief accountant and first vice president at Liaoning Material Group Corporation from 1991 to 1993. Mr. Li also served as the vice president at Liaoning Baoye Accounting Firm Co., Ltd. from 2003 to 2014 and the independent director at Dalian Tianbao Green Food Co., Ltd from July 2007 to July 2010. Mr. Li was a certified public accountant in China from 1997 to 2015.
Rongyu Chi will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Chi was a general secretary at the higher education department of the Chinese Abacus Association from 1988 to 2004 and associate professor at Dongbei University of Finance & Economics from 1969 to 2004. Mr. Chi received his bachelor’s degree in economics from Shandong Economics University.
Our Competitive Advantages
We expect the companies we choose to target for our initial business combination will benefit greatly from the tenured experience, expertise, operating skills and entrepreneurship of our management team. Our experience in industries relating to sustainable development spans across environmental protection solutions, resource recycling technologies, water treatment technologies and devices and hazard-free treatment of ash and residue, and we are acutely aware of the industry development and pain points of the sustainable development economy. We are well positioned to identify and execute a business combination as a preferred partner to a target. We believe our company has competitive advantages in the following aspects:
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Our management team.   Our management team has extensive experience in founding and operating companies in the industries of environmental protection and sustainable development. Our Chief Executive Officer, Mr. Miao, is an experienced leader and entrepreneur across multiple industries with a successful track record, and he is supported by an experienced transaction team led by our Chief Financial Officer and Chief Strategy Officer to identity business combination targets.

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Market intelligence and industry experience.   We believe our sponsor, directors and officers have a deep understanding of the rapidly evolving industries that promote sustainable development, capitalizing on the team’s extensive experience in industries relating to sustainable development spans across environmental protection solutions, resource recycling technologies, water treatment technologies and devices and hazard-free treatment of ash and residue.

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Extensive network to source quality targets.   Our management team has both accumulated a significant amount of industry expertise and extensive connections with companies in the environment industry and also deep insights into the public and private capital markets. We believe we are well positioned to evaluate a business combination.

Business Strategy
While we may pursue an acquisition or a business combination target in any business, industry or geography, we intend to focus our search on a target that provides solutions promoting sustainable development and focuses on environmentally sound infrastructure and industrial applications that eliminate or mitigate greenhouse gas emissions, and/or enhance resilience to climate change. Our efforts in identifying prospective target businesses will not be limited to a particular geographic region. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.
Examples of the industries where we see potential opportunity include, but are not limited to:
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Clean fuel transportation, electrification and energy efficiency:   Development in transportation, self-directed and autonomous mobility and fuel efficiency, battery and energy storage, distributed energy, energy efficiency and smart grid technology is continually evolving as companies aim to improve electricity reliability for those they service while reducing overall emissions.

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Environmental infrastructure:   Global population growth and GDP trends have bolstered demand growth for the efficient management of waste, water and agriculture, as well as highlighted the need for greater air emissions controls. The reuse, recycling and transformation of these products and byproducts into energy and other useful applications and products are important for the elimination or mitigation of greenhouse gas emissions and/or climate change.
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Carbon capture, utilization and storage:   Opportunities in carbon capture, storage and utilization applications, including in the reduction, removal and recycling of carbon emissions into industrial, chemical and consumer end uses are becoming increasingly vital as more stringent emissions regulations and policies are put in place by governmental agencies and corporate entities.

The foregoing opportunities are not intended to be exhaustive. We may pursue an initial business combination with a target business in any industry, sector or geographic location.
Our founder, Carbon Neutral Holdings Inc., has formed a team of management and board members, who each have decades of experience in one or several of the key areas that we believe are essential to successfully identifying and partnering with the right company for a business combination. Our team includes experienced entrepreneurs, business executives, professional investors and scholars from academia with a wide range of relevant experience founding, growing and leading companies. Our team has an extensive track record and broad relationships in industry, governmental and non-governmental organizations and the investment community. We believe we will benefit from their accomplishments, and specifically their current and recent activities with companies that have a connection to the Asian market, in identifying attractive acquisition opportunities.
Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. We have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see justification to do so.
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Leading market position.   We intend to seek one or more targets that have a leading presence across an industry or segment or have leading technology or product capabilities.

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Experienced management team.   We intend to seek one or more targets that have experienced management team with a proven record of business growth success.

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Large addressable markets.   We intend to seek one or more targets that address a large market that creates the opportunity for attractive long-term growth prospects.

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Scalability.   We seek to seek one or more targets that will be able to significantly scale their operations to take advantage of their opportunities. We intend to leverage our experience in scaling businesses in order to help accelerate growth.

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Ability to deliver revenue growth.   We intend to seek one or more targets that enjoy a proven record of success and exhibit strong potential to deliver future revenue growth.

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Appropriate valuation.   We intend to be a disciplined and valuation-centric investor that will invest on terms that we believe are attractive relative to market comparables and intrinsic value that provide significant upside potential.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Our Business Combination Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.
Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Sourcing of Potential Business Combination Targets
Our management team has developed a broad network of contacts and corporate relationships. We believe that the network of contacts and relationships of our management team and our sponsor will provide us with an important source of business combination opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, private equity firms, consultants, accounting firms and business enterprises.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Unless we complete our initial business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
Other Acquisition Considerations
In addition to our sponsor, members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a definitive agreement regarding our initial business combination.
Initial Business Combination
We will have until 12 months from the closing of this offering to consummate our initial business combination. In addition, if we anticipate that we may not be able to consummate our initial business combination within 12 months, our sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination in the absence of a definitive agreement is for our sponsor, upon 10 days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. In the event that our sponsor elected to extend the time to complete a business combination and deposited the applicable amount of money into trust, it would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private placement units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private placement units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our sponsor 10 days prior to the applicable deadline of its intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the extended time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units will expire and will be worthless. The public shareholders will not be able to vote on or redeem their public shares in connection with any such extensions.
[The NASDAQ rules] require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.
We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Additionally, pursuant to [NASDAQ rules], any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interest of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Permission Required from the PRC Authorities for this Offering and Potential Business Combination with a Business in China
We are a Cayman Islands exempted company. As of the date of this prospectus, we are solely held by our sponsor Carbon Neutral Holdings Inc., a Cayman Islands company, owned by Zhizhuang Miao, Xuan Liu, Zhao Yu, Guomei Han and Yizhi Guo, all of whom are Chinese citizens. Upon the consummation of this offering, our sponsor will collectively own approximately 20% of equity interest and public shareholders including U.S. investors and foreign investors will collectively own 80.0% of equity interest of us (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units).
As the date of this prospectus, there are no PRC laws and regulations (including the China Securities Regulatory Commission, or the CSRC, Cyberspace Administration of China, or the CAC, or any other government entity) in force explicitly requiring that we obtain permission from PRC authorities for this offering or to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities.
We are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. Because our management team, primarily based China, has network in China and our principal office and sponsor are located in China, we may pursue a business combination with a company doing business in China, which may have legal and operational risks associated with it.
Specifically, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, among other things, purport to require that if an overseas company established or controlled by PRC companies or individuals, or PRC citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with such entities or persons, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals, and formed for purposes of an overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval mechanism for overseas listings by special purpose vehicles. However, to date, the CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the indirect listing of a PRC entity as part of the Business Combination are subject to the CSRC approval procedures under the M&A Rules. At this time, a prior approval from the CSRC is not practicable in practice for the Business Combination because the CSRC currently has not issued any definitive rule or interpretation on this point and our company is a blank check company newly incorporated in Cayman Islands rather than China and our company does not own or control any equity interest in any PRC company or operate any business in China. However, uncertainties still exist as to how the M&A Rules could be interpreted or implemented in the future, and the opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), which call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, with five supporting guidelines, which came into effect on March 31, 2023 (the “Trial Measures”), which, among other provisions, states that if the assets of a PRC domestic enterprise are directly or indirectly listed overseas through one or more acquisitions, share exchanges, transfers and other trading arrangements, the domestic enterprise shall perform the filing procedures to CSRC. As of the date of the prospectus, we are not required to submit an application to the CSRC because we are a blank check company newly incorporated in Cayman Islands rather than China and we do not own or control any equity interest or assets in any PRC company or operate any business in China. Nevertheless, our combination transaction may be required to be filed with the CSRC if we decide to consummate the business combination with a target business based in and primarily operating in China prior to the consummation, depends on how the provisions are interpreted or implemented by CSRC in the context of an overseas offering.
While the application of the M&A Rules remains unclear, no official guidance and related implementation rules have been issued in relation to the Opinions, and the interpretation and implementation of the Opinions also remain unclear at this stage, as advised by our PRC counsel, based on its understanding of the current PRC laws and regulations, no prior permission is required under the M&A Rules or the Opinions, or the Trial Measures from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, and we will not be required to submit an application to the CSRC for the approval under the M&A Rules for this offering and the trading of our units, or other underlying securities, on [Nasdaq] because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules. and (iii) our company is a blank check company newly incorporated in Cayman Islands rather than China and our company does not own or control any equity interest or assets in any PRC company or operate any business in China. Therefore, the M&A Rules and other current regulations of CSRC do not apply to this Offering. Nevertheless, our combination transaction may be required to be filed with the CSRC prior to the consummation, if the Trial Measures or the M&A Rules applies, each depends on the structure of the target company. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules to require us to obtain CSRC or other PRC governmental approvals for this offering or for the business combination if we decide to consummate the business combination with a target business based in and primarily operating in China. See “Risk Factors — Risks Relating to Being Located in China — Although we are currently not required to obtain approval from any of the PRC central or local government to obtain any approval in connection with this offering or our search for a target business or related activities, our operations may be adversely affected in the future, directly or indirectly, by existing or future relevant laws and regulations if the PRC government takes the view that its approval is required” on page 68 of this prospectus.
Additionally, the Measures for Cybersecurity Reviews issued by the CAC on December 28, 2021, effective as of February 15, 2022, further restates and expands the applicable scope of relevant cybersecurity review procedures in China. According to the Cybersecurity Reviews, the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out by online platform operators, which affects or may affect national security, shall be subject to cybersecurity review; and any operator who applies to list its securities overseas must apply to the Cybersecurity Review Office for a cybersecurity review if it is in possession of the personal information of more than 1,000,000 users. If our PRC-based target business is in possession of the personal information of more than 1,000,000 users, our PRC-based target business would be required to conduct the cybersecurity review. If our PRC-based target business is determined by PRC regulatory authorities to have data security risks, the relevant regulatory authority may have the right to stop the indirect listing of our PRC-based target business’s securities through the consummation of the Business Combination, or (should the consummation of the Business Combination already have occurred) even request for withdrawal our [Nasdaq] listing application or delisting of our securities. In accordance with the Measures for Cybersecurity Reviews, the exact manner of intervention is not specified. Per the PRC Data Security Law issued by Standing Committee of the National People’s Congress in June 2021, effective as of September 1, 2021, the cybersecurity review decision would be final and we would not have the ability to appeal. Our PRC counsel has advised us that, based on its understanding of the current PRC laws and regulations, we are not covered by permissions requirements from the CAC because (i) we are a blank check company and we do not operate any business in China and (ii) we are not an operator of critical information infrastructure or Internet platform operator as prescribed under the Measures for Cybersecurity Reviews. or any other governmental agency that is required to approve our operations. Moreover, we are not considering any PRC target Company that may be deemed as an operator of critical information infrastructure or Internet platform operator by the CAC. However, the proposed rules might still impact the timetable of our initial business combination and the certainty of our initial business combination. If, for example, our potential initial business combination is with a target business operating in the PRC and if the CAC makes other specific actions to be completed by the target business, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our initial business combination and diversion of our managerial and financial resources. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue. Since our business combination period is 12 months from the closing of this offering (or 15 or 18 months, as applicable), and the approval process may take a period longer than we expect before we enter into a definitive agreement with a target company, we may be unable to complete a business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). For these reasons we are not considering any PRC Target Company that may reasonably be deemed as an operator of critical information infrastructure or Internet platform operator by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve their data. Therefore, we may conduct analysis before we enter into a definitive agreement with a target company to evaluate the risks associated with the review by the CAC so as to attempt to avoid searching for a company with one million personal information in China or a company operating critical information infrastructure in China.
If it is determined in the future that CSRC or CAC approval or other procedural requirements are required to be met for and prior to this offering or a business combination, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our initial business combination with companies in China, or a rescission of any such approval, could subject us to sanctions by the relevant PRC governmental authorities. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for our initial business combination, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver. Any of these failures may cause delay or termination of this offering or a potential business combination, imposition of fines and penalties, limitation on our operation in China and materially and adversely affect our ability to complete a business combination in the prescribed time period or otherwise affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Any such action, once taken by the PRC government, could make it more difficult and costly for us to consummate a business combination with a target business operating in the PRC, cause the value of the combined company’s securities to significantly decline, or in extreme cases, become worthless or completely hinder the combined company’s ability to offer or continue to offer securities to investors.
Contractual Arrangements and Corporate Structure for a PRC-based Target Business
If we decide to consummate our initial business combination with a target business based in and primarily operating in China utilizing a VIE structure due to restrictions imposed by PRC laws and regulations on foreign investment in certain industries, the combined company may be a company incorporated in jurisdictions other than the PRC, such as the Cayman Islands, and may conduct substantially all of its business operations in the PRC through its PRC subsidiaries and VIEs, while the combined company will not hold any direct equity interests in the VIEs. The combined company’s PRC subsidiaries will control the VIEs through a series of contractual arrangements with the VIEs, as well as their founders and owners. Under such structure, the VIEs may hold key operating licenses, provide services to customers, and enter into contracts with suppliers and employ workforce. These contractual arrangements with the VIEs are put into place as a mechanism for the combined company’s PRC subsidiaries to (1) exercise control over its VIEs, (2) receive substantially all of the economic benefits of the VIEs, and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. These contractual arrangements often include exclusive technology and consulting service agreements, equity interest pledge agreements, exclusive option agreements and powers of attorney. As a result of these contractual arrangements, the combined company will exert control over, and will be considered the primary beneficiary of its VIEs and is able to consolidate such VIEs’ operating results in its financial statements under the U.S. GAAP. Under such corporate structure, the combined company whose securities will be listed on a U.S. stock exchange after the business combination will not hold any direct equity interests in its VIEs. If such VIE structure is utilized by the combined company, the investors of the combined company will not be holding equity interest of the operating business in China. As a result, the control through these contractual arrangements may be less effective than direct ownership, and the combined company could face heightened risks and may incur substantial costs in enforcing these contractual arrangements, because there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the legality and enforceability of these contractual arrangements. Under the contractual arrangements, as a legal matter, if the VIE or any of its shareholders executing the VIE agreements fails to perform its, his or her respective obligations under the contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to the contractual arrangements we may have to take legal action to compel them to fulfill their contractual obligations. The remedies of enforcing contractual arrangements may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Moreover, the contractual arrangements have not been widely tested in a court of law in the PRC and there remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. In connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, it cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or that the ownership by the record holder of such equity interest will be unchallenged. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us. There are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. Under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. If the PRC government finds such agreements to be illegal, the PRC subsidiaries and the VIEs of the combined company could be subject to severe penalties or the combined company could be forced to relinquish its interests in the VIEs. Under such circumstances, the value of the combined company’s securities may significantly decline, or in extreme cases, become worthless. Additionally, the agreements associated with the VIE structure have not been tested in court of law in any jurisdiction. See “Risk Factors — Risks Relating to Being Located in China — We may acquire control of a target business through contractual arrangements with one or more operating businesses due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in certain business operations” on page 69.
As we conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC, the location of our sponsor and executive officers and directors may make us a less attractive partner to a non-China- or non-Hong Kong-based target company, which may therefore make it more likely for us to consummate a business combination in the PRC. Moreover, the legal and regulatory risks associated with being based in China may make us a less attractive partner in an initial business combination than a SPAC without any ties to China or Hong Kong.

Implication of the Holding Foreign Companies Accountable Act
Our securities may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. Our auditor, Marcum Asia CPAs LLP, is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor.
The HFCAA was enacted on December 18, 2020, pursuant to which, if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA as it was originally passed from the original three years to two, and thus, reduced the time before a Commission-identified Issuer’s securities may be prohibited from trading or delisted. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Marcum Asia CPAs LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination announced on December 16, 2021. As a result, we do not believe that the Holding Foreign Companies Accountable Act and related regulations will affect us.
On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.
On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.
Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.
For more detailed information, see “Risk Factors — Risks Relating to Being Located in China —  U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies” on page 66.
The governing PRC laws and regulations are sometimes vague and uncertain, and therefore, the vagueness and uncertainties may result in a material change in the post-business combination company’s operations, cause the value of our shares after we complete our business combination to significantly decline or be worthless, or substantially limit or completely hinder the post-combined company’s ability to offer or continue to offer securities to investors. For instance, the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. However, since these statements and regulatory actions are new, it is highly uncertain how soon Chinese legislative or administrative regulation making bodies will respond and what existing or new laws, regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our capability to acquire or merge with a company with major operations in China, as well as the post-business combination company’s ability to conduct its business, accept foreign investments, or list on a U.S. stock exchange, and therefore, it could result in a material change in the target company’s post-combinations operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors.
Transfer of Cash to and from Our Post-Combination Organization If We Acquire a Company Based in China (Post-Business Combination)
Global Lights Acquisition Corp is a blank check company with no operations of its own and no subsidiaries except searching for a suitable target to consummate an initial business combination. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC based company and to the extent that Chinese law prohibits direct foreign investment in the operating company, such business combination may require a VIE structure. As such, we may be required to conduct our operations in China primarily through our subsidiary or the VIE in China. As a result, although other means are available for us to obtain financing at the holding company level, the post-combination entity’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries or the VIE. If any of our subsidiaries or the VIE incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Global Lights Acquisition Corp. Under the VIE structure, the post-combination entity will highly rely on the VIE Agreements between it and the VIE to distribute earnings and settle amounts owed under the VIE agreements. Under the VIE agreements, in addition to funds to be generated by the VIE’s operations in China, the VIE’s operations can be financed by loans from the WFOE. Funds from the VIE to our public holding entity will be made as service fees to the WFOE pursuant to the VIE agreements, and the subsidiaries in turn makes distributions or pay dividends to our post-combination entity. Under the VIE structure, we must rely on the shareholders of the VIE to comply with its contractual obligations under the VIE agreements to pay the funds to the WFOE and then the WFOE, as a wholly owned subsidiary of the public holding entity, distribute funds to us. We cannot guarantee the PRC governments will allow such arrangement either. In addition, our post-combination organization’s subsidiaries and the VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
Investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from a China-based operating company as well as the execution of shareholder redemption rights are subject to regulations and restrictions on dividends and payment to parties outside of China are subject to restrictions. The PRC government may impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our subsidiaries or the VIE’s profits, if any, and we may also experience difficulties in completing the administrative procedures necessary to the application of shareholder redemption rights because of the uncertainties of foreign exchange control regulations of PRC government. Failure or inability to comply with foreign exchange regulations such as the SAFE procedures may also restrict our cross-border investment activities, limit the ability of the target business entity in China to distribute dividends, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into such subsidiary. If the foreign exchange control in PRC prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands or restricts on remittance of currencies out of PRC, we may be unable to pay dividends or consideration for redemption of shares in foreign currencies to our investors. PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi or overseas payment on current account items and capital account items by foreign currencies, and any future restrictions on currency exchanges and the remittance of currencies out of the PRC may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC or to execution of shareholders redemption rights. Under the VIE structure, current PRC regulations permit a VIE to pay dividends to its holding company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. For example, current PRC regulations permit VIE’s PRC subsidiaries to pay dividends to an overseas subsidiary of our post-combination entity, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. If we or the post-combination entity are unable to receive all of the revenues from their operations through the VIE agreements, we may be unable to pay dividends on our ordinary shares.
In addition, each of the VIE’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.
Furthermore, if we complete a business combination with a company in China through VIE agreements and we are unable to receive all of the revenues from our operations through the current VIE agreements, we may be unable to pay dividends on our ordinary shares. Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. As a result, although other means are available for us to obtain financing at the holding company level, our ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and license and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Current PRC regulations permit a VIE to pay dividends to its holding company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our post-combination entity’s subsidiaries in China may be required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. In order for us to pay dividends to our shareholders, we will rely on payments made from our post-combination subsidiaries, either directly controlled by us or indirectly controlled by us through VIE agreements.
To the extent that a VIE structure is utilized, cash is transferred through our organization in the manner as follows: (1) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (2) the intermediate holding companies may provide loans to the VIE, subject to statutory limits and restrictions; (3) funds from the VIE to the intermediate holding companies are remitted as services fees; and (4) the intermediate holding companies may make dividends or other distributions to the holding company. To the extent that a VIE structure is not utilized, cash is transferred through our organization in the manner as follows: (1) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (2) if the holding company intends to distribute dividends, PRC subsidiaries will transfer the dividends to intermediate holding companies in accordance with the laws and regulations of the PRC, and then intermediate holding companies will transfer the dividends all the way up to the holding company, and the dividends will be distributed from the holding company to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. As of the date of this prospectus, we have not made any dividends or distributions to our shareholders, nor have any transfer been made between our company, its subsidiaries and investors. We currently do not intend to distribute earnings or settle amounts owed under any VIE Agreements.
Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. Such dividends and other distributions may be subject to the PRC government's regulations relating to the conversion of Renminbi into foreign currencies and the remittance of such currencies out of the PRC, which may limit our PRC subsidiaries’ ability to distribute earnings to us or may otherwise adversely affect us. Furthermore, even though we may wish to transfer cash proceeds raised from overseas financing activities, including proceeds from this offering, to our PRC subsidiaries via capital contribution or shareholder loans, the PRC governments regulations relating to foreign exchange may limit our ability to make loans to or inject capital into our PRC subsidiaries or the ability of our PRC subsidiaries to pay back such loans to us. As we have obtained necessary filings regarding PRC foreign exchange regulations prior to this offering, and the proceeds we receive from this offering and the sale of the private placement units will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, for so long as we continuously comply with PRC foreign exchange regulations, we believe we will not be materially or adversely impacted by any PRC law or regulation on the cash flows associated with the business combination, including shareholder redemption rights.
Corporate Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceed

$100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.
Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we are not subject to tax on income or capital gains arising in Cayman Islands. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.
Our executive offices are located at Room 902, Unit 1, 8th Floor, Building 5, No. 201, Tangli Road, Chaoyang District, Beijing, People’s Republic of China, and our telephone number is +86 10-5948-0786.

THE OFFERING
In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 40 of this prospectus.
Securities offered
6,000,000 units (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
•
one ordinary share; and

•
one right; each right entitles the holder thereof to receive one-sixth (1/6) of one ordinary share upon consummation of our initial business combination.

Proposed NASDAQ symbols
Units: “GLACU”
Ordinary shares: “GLAC”
Rights: “GLACR”
Trading commencement and separation of ordinary shares and rights
The units will begin trading promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights.
Additionally, the units will automatically separate into their component parts and will not be traded after the completion of our initial business combination.
Separate trading of the ordinary shares and rights is prohibited until we have filed a Current Report on Form 8-K
In no event will the ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus.
Units:
Number outstanding before this
offering
0
Number outstanding after this offering and the private placement
6,327,500(1)

Ordinary shares:
Number issued and outstanding before this offering
1,725,000(2)
Number issued and outstanding after this offering and the private placement
7,827,500(1)(3)
Rights:
Number outstanding before this
offering
0
Number of rights to be outstanding after this offering and private placement
6,327,500

(1)
Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of 225,000 founder shares.

(2)
Consists solely of founder shares and includes up to 225,000 ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Except as otherwise specified, the rest of this prospectus has been drafted to give effect to the full forfeiture of these 225,000 ordinary shares.

(3)
Includes 6,000,000 public shares, 327,500 private placement shares and 1,500,000 founder shares, assuming 225,000 founder shares have been forfeited.

Terms of the rights
Each holder of a right will receive one-sixth of an ordinary share upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-sixth share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. We will not issue fractional shares upon conversion of the rights. Fractional shares will be rounded down to the nearest whole share. As a result, you must hold rights in multiples of six in order to receive shares for all of your rights upon closing of a business combination.
Ability to extend time to complete business combination
If we anticipate that we may not be able to consummate our initial business combination within the 12-month period, we may, but are not obligated to, extend the period of time to consummate a business combination twice, by an additional three months each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon 10 days advance notice prior to the applicable deadline, must deposit into the trust account for each three-month extension $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), on or prior to the date of the applicable deadline. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.
Founder shares
Our sponsor has purchased an aggregate of 1,725,000 founder shares for an aggregate purchase price of $172.5, or approximately $0.0001 per share. Prior to the initial investment in the company of $172.5 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our sponsor will own approximately 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). Up to 225,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
The founder shares are identical to the ordinary shares included in the units being sold in this offering, except that:
•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the timeframe set forth therein or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed, pursuant to such letter agreement, to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholder’s founder shares and private placement shares, we would need 2,086,251, or approximately 34.8% (assuming all outstanding shares are voted and no exercise of the underwriters’ over-allotment option) or 129,376, or approximately 2.2% (assuming only the minimum number of shares representing a quorum are voted and no exercise of the underwriters’ over-allotment option), of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved; and
•
the founder shares are subject to registration rights.

Transfer restrictions on founder shares
Our sponsor has agreed not to transfer, assign or sell its founder shares, (A) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, (B) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, or (C) earlier, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders —Transfers of Founder Shares and Private Placement Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up.
Private placement units
Our sponsor, Carbon Neutral Holdings Inc., a Cayman Islands exempted company, has agreed to purchase an aggregate of 327,500 units (or up to 350,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $3,275,000 (or $3,500,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering.
Each private placement unit shall consist of one ordinary share and one right to receive one-sixth of an ordinary share upon the consummation of an initial business combination.
The purchase price of the private placement units will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units and underlying securities will be worthless.
Transfer restrictions on private placement units
The private placement units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”
Proceeds to be held in trust account
The [NASDAQ rules] provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement units described in this prospectus, $60,300,000, or $69,345,000 if the underwriters’ over-allotment option is exercised in full ($10.05 per unit in either case), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee and $950,000 will be used to pay expenses in connection with the closing of this offering and $825,000 for working capital following this offering. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the private placement will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18  months, as applicable), or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
Anticipated expenses and funding
sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes. Assuming an interest rate of 5.45% per annum based upon a three-month average of the daily 3-month U.S. treasury bills rate of August 15, 2023, we expect the trust account to generate approximately $3,286,350 of interest over 12 months (assuming no exercise of the underwriters’ over-allotment option) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
•
the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $825,000 in working capital after the payment of approximately $950,000 in expenses relating to this offering; and

•
any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. The [NASDAQ] rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.
Our board of directors will make the determination as to the fair market value of our initial business combination upon standards generally accepted by the financial community. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
Permitted purchases of public shares by our affiliates
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, advisors or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption rights for public shareholders upon completion of our initial business combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein.
The amount in the trust account is anticipated to be $10.05 per public share (subject to increase of up to an additional $0.20 per unit in the event that our sponsor elects to extend the period of time to consummate a business combination from 12 months to 18 months, as described in more detail in this prospectus). Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.
Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction, whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require that we conduct a tender offer under SEC rules rather than seeking shareholder approval). Under [NASDAQ rules], asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares (unless we are deemed to be a foreign private issuer at such time) or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we obtain and maintain a listing for our securities on [NASDAQ], we will be required to comply with such rules.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets or cash requirement less than required amount which may be contained in the agreement relating to our initial business combination, as applicable. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If we hold a shareholder vote to approve our initial business combination, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote thereon, voted at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder shares, private placement shares and public shares in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 2,086,251, or approximately 34.8% (assuming all outstanding shares are voted and no exercise of the underwriters’ over-allotment option) or 129,376, or approximately 2.2% (assuming only the minimum number of shares representing a quorum are voted and no exercise of the underwriters’ over-allotment option), of the 6,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.
Redemptions of our public shares may also be subject to a certain net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require:
(i)   cash consideration to be paid to the target or its owners,
(ii)   cash to be transferred to the target for working capital or other general corporate purposes, or

(iii)   the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination.
In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.
Tendering share certificates in connection with a tender offer or redemption rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.
Redemption Rights in connection with proposed amendments to our amended and restated memorandum and articles of association
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association, but excluding the provision of the articles relating to the appointment of directors), may be amended, under certain circumstances such as our shares no longer being listed on [NASDAQ], if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of [65%] of our ordinary shares. Public shareholders shall have the opportunity to redeem their ordinary shares upon the approval or effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account divided by the number of then outstanding public shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination. Our sponsor, which will beneficially own approximately 20% of our ordinary shares upon the closing of this offering (assuming it does not purchase units in this offering and taking into account ownership of the private placement units), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months) or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. Our sponsor, officers and directors [have] entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, officers, and directors have agreed that we will have only 12 months from the closing of this offering (or 15 or 18 months, as applicable) to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month time period (or 15 or 18 months as applicable), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or 15 or 18 months, as applicable).
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time frame (or 15 or 18 months as applicable).
Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable) or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations and on the conditions described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units held in the trust account prior to the completion of our initial business combination:
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repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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payment to an affiliate of our sponsor of a total of $10,000 per month for office space, administrative and support services;

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reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit committee
Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee (which will be composed entirely of independent directors), to among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the board of directors — Audit Committee.”
Conflicts of interest
Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity.
Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers, directors or members of our sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Summary of Risk Factors
We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. An investment in our securities involves a high degree of risk. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:
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being blank check company with no operating history and no revenues, leaving investors with no basis to evaluate our ability to achieve our business objective; see page 40;

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substantial doubt about our ability to continue as a “going concern;” see page 40;

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economic uncertainty and capital market disruption caused by the ongoing military conflict between Russia and Ukraine; see page 40;

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impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine; see page 40;

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inability to complete an otherwise advantageous initial business combination with some prospective target businesses as we must furnish our shareholders with target business financial statements; see page 41;

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possibility of completing our initial business combination even though a majority of our public shareholders does not support such a combination; see page 41;

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our sponsor, officers and directors having agreed to vote in favor of our initial business combination of which we seek shareholder approval, regardless of how our public shareholders vote; see page 41;

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limited opportunity to affect the investment decision regarding a potential business combination by the exercise of your redemption right unless we seek shareholder approval of the business combination; see page 42;

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public shareholders’ redemption right making our financial condition unattractive to potential business combination targets; see page 42;

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exercise of public shareholders’ redemption rights with respect to a large number of our shares preventing us from completing the most desirable business combination or optimizing our capital structure; see page 42;

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being unable to complete our initial business combination within the prescribed time frame; see page 43;

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search for a business combination and any potential target business with being materially adversely affected by the recent coronavirus (COVID-19) pandemic; see page 47;

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engaging in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders; see page 63; and

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delisting of our securities by [NASDAQ]; see page 75;

In addition, a blank check company with no material operations of our own, we conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC. We may be subject to certain legal and operational risks associated with being located in the PRC, including, but are not limited to:
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uncertainties to our initial business combination with a company having its primary operations in the PRC due to PCAOB’s inability to inspect he non-U.S, auditors; see page 66;

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uncertainties in the interpretation and enforcement of PRC laws and regulations; see page 67;

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possibility of being required to obtain approval from any of the PRC central or local government in connection with this offering or our search for a target business or related activities; see page 68;

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possibility of acquiring control of a target business through contractual arrangements; see page 69;

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difficulties in complying with evolving PRC laws and regulations regarding cybersecurity, privacy and data protection and other related laws and requirements; see page 71; and

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significant limitation or complete hindrance on our ability to offer securities to investors due to intervention or influence on our operation or more control over offerings conducted overseas from the PRC government; see page 74; and

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our ties to China making it harder for us to complete an initial business combination with a target company without any such ties; see page 74.

We are a blank check company incorporated in the Cayman Islands with no material operations of our own, except for searching for a target business in order to consummate an initial business combination. we do not believe or anticipate that any prior permission or approval is required from the PRC government under the currently effective PRC laws and regulations in connection with (i) this offering or (ii) our search for a target business or related activities. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection in connection with this offering from any PRC governmental authorities. We cannot assure you, however, that regulators in China will not take a contrary view or subsequently require us to undergo any approval procedures and subject us to penalties for non-compliance. If we are subsequently subject to additional requirements that we obtain any approval from the PRC authorities in connection with (i) this offering or (ii) our search for a target business or related activities, we cannot assure you that we will be able to obtain such approval and conduct our business as described herein. See “Risks factors — Risks Relating to Being Located in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.” and “— Although we are currently not required to obtain approval from any of the PRC central or local government to obtain any approval in connection with this offering or our search for a target business or related activities, our operations may be adversely affected in the future, directly or indirectly, by existing or future relevant laws and regulations if the PRC government takes the view that its approval is required.”
Risks Relating to Being Located in China
We are a Cayman Islands exempted company. As of the date of this prospectus, we are solely held by our sponsor Carbon Neutral Holdings Inc., a Cayman Islands company, owned by Zhizhuang Miao, Xuan Liu, Zhao Yu, Guomei Han and Yizhi Guo, all of whom are Chinese citizens. Upon the consummation of this offering, our sponsor will collectively own approximately 20% of equity interest and public shareholders including U.S. investors and foreign investors will collectively own 80.0% of equity interest of us (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units).
As substantially all of our management and our headquarter are located in China, we are subject to legal and operational risks associated with being based in China. Changes in China’s economic, political or social conditions, as well as possible interventions and influences of any government policies and actions; as well as uncertainties with respect to the PRC legal system could have a material adverse effect on our operation and the value of our securities. For instance, as the date of prospectus, we are not required to obtain any permission from China authorities nor received any objection or restriction from Chinese authorities to list our securities in U.S. exchanges; however, we cannot guarantee that PRC authorities may initiate any change in its law, rules or regulations, or governmental policies that would require permission or scrutiny from relevant PRC authorities before our listing; or any law, regulation, rules and policies will become effective and enforceable after our listing that could substantially affect our operation and the value of our securities may depreciate quickly even become worthless. See “Summary — Permission Required from the PRC Authorities for this Offering and Potential Business Combination with a Business in China” on page 11. After consummation of this offering and prior to the consummation of our initial business combination, our operation involves searching and identifying suitable targets, conducting due diligence on targets, negotiating and consummating our initial business combination. Though we are not restricted or prohibited from such business activities in China, we are subject to risks and uncertainties about future actions of the PRC government or law enforcement to refrain our activities or operation in China, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. See “Risk Factors — Risks Relating to Being Located in China — The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations and/or the value of your securities.” on page 74 and “Risk Factors — Risks Relating to Being Located in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.” on page 67. After consummation of our initial business combination, if we undertake a business combination with a target having major operations in China or consolidates its financial statements with a VIE through a VIE structure, we would inherit the legal and operational risks for businesses in China. See “Summary — Risks Relating to Being Located in China” on page 37 and “Risk Factors — Risks Relating to Being Located in China” on page 66.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	June 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
Cash	$315	$315
Deferred offering costs	917,863	836,340
Total Assets	$918,178	$836,655
LIABILITIES AND SHAREHOLDER’S DEFICIT
Amount due to related parties	$926,977	$808,287
Accrued offering costs	119,729	105,025
Total Current Liabilities	$1,046,706	$913,312
Commitments
Shareholder’s Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 495,000,000 shares authorized; 1,725,000 shares issued and outstanding(1)(2)	$173	$173
Additional paid-in capital	—	—
Share subscription receivable	(173)	(173)
Accumulated deficit	(128,528)	(76,657)
Total Shareholder’s Deficit	$(128,528)	$(76,657)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$918,178	$836,655

(1)
On December 2, 2021 and on November 11, 2022, we issued 840,000 and 1,035,000 additional ordinary shares to the sponsor, respectively, which are identical to the previously issued 1,000,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor at par value $0.0001 per share for an aggregate price of $115, and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares.

If no business combination is completed within 12 months from the closing of this offering (or 15 or 18 months, as applicable), the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable) will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within such 12-month time period.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occurs, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Search for and Consummation of a Business Combination
We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a blank check company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of June 30, 2023, we had cash of $315 and a working capital deficit of $1,046,391. Further, we expect to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.
U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated bank notes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Any of the above mentioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or International Financial Reporting Standards, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders does not support such a combination.
We may choose not to hold a shareholder vote to approve our initial business combination unless the initial business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance, the [NASDAQ] rules currently allow us to engage in a tender offer in lieu of a general meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus titled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.
If we seek shareholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
Unlike other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that our sponsor and its permitted transferees will own approximately 20% of our issued and outstanding ordinary shares at the time of any such shareholder vote (assuming it does not purchase units in this offering, and not taking into account ownership of the private placement units). As a result, in addition to our initial shareholder’s founder shares, we would need only 2,086,251, or approximately 34.8% (assuming all outstanding shares are voted and no exercise of the underwriters’ over-allotment option) or 129,376 or approximately 2.2% (assuming only the minimum number of shares representing a quorum are voted and no exercise of the underwriters’ over-allotment option), of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than applicable net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive approximately $10.05 per share, or less than such amount in certain circumstances, and our rights will expire worthless.
Our sponsor, officers and directors have agreed that we must complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive approximately $10.05 per share, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than approximately $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than approximately $10.05 per share” and other risk factors herein.
If we are unable to complete an initial business combination within the 12-month period (or up to 18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination), we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 12 months (or 15 or 18 months, as applicable). Our amended and restated memorandum and articles of association will require that such an amendment be approved by holders of two-thirds of our outstanding ordinary shares.
If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different from the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section13 and Section16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:
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the registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

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If our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

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the registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

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our sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

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we would disclose in its Form 8-K, prior to our security holder meeting to approve the business combination transaction, the following material items:

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the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

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the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates;

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the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

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the identities of the holders of our securities who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of the holders of our securities (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and

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the number of our securities for which we have received redemption requests pursuant to our redemption offer.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will be required to comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Business Strategy — Tendering share certificates in connection with a tender offer or redemption rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances to liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18  months, as applicable), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of the ordinary shares sold in this offering, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares sold in this offering.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to throughout this prospectus as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on our redemption, and our rights will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share (or less in certain circumstances) on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.
If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 12 months, we may be unable to complete our initial business combination.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 12 months, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.
We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the next 12 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share (or less in certain circumstances) on the liquidation of our trust account and our rights will expire worthless. In such case, our public shareholders may only receive $10.05 per share, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.
If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement units, only approximately $ 825,000 will be available to us initially outside the trust account to fund our working capital requirements.

In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.05 per share (or less in certain circumstances) on our redemption of our public shares, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.
The COVID-19 pandemic could continue to, and other infectious diseases could in the future, adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per share initially held in the trust account, due to claims of such creditors.
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per share.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.
In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
If we are unable to consummate our initial business combination within 12 months of the closing of this offering, our public shareholders may be forced to wait beyond such 12-month period before redemption from our trust account.
If we are unable to consummate our initial business combination within 12 months (or 15 or 18  months, as applicable) from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 12 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to fines and to imprisonment for five years in the Cayman Islands.
Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Although we cast our attention onto several investment-worthy areas, such as (1) clean energy, (2) green financing, (3) circular economy, (4) energy technology, (5) low carbon consumption, and (6) CCS. We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management team, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.
We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.
We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if we are no longer a foreign private issuer and shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless.
We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.
To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our board of directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.
We may issue additional ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.
Our amended and restated memorandum and articles of association will authorize the issuance of up to 495,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 486,177,917 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued ordinary shares available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding rights. Immediately after this offering, there will be no preference shares issued and outstanding.
We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preference shares:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

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could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our units, ordinary shares and/or rights.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary shares and a right to receive to receive one-sixth (1/6) of one ordinary share included in each unit could be challenged by the IRS or courts. Furthermore, it is unclear whether the redemption rights with respect to our ordinary shares would suspend the running of a U.S. Holder’s (as defined below in “Taxation — United States Federal Income Tax Considerations — General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “Taxation — United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.
Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Our sponsor, Carbon Neutral Holdings Inc., which is owned by a group of PRC residents, will own approximately 20% of our outstanding shares following this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.
The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.
In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.
Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 12 months (or 15 or 18 months, as applicable) to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public stockholders may only receive $10.05 per share initially, and our rights will expire worthless. Our public stockholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.
We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
Resources could be wasted in researching acquisitions that are not completed which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors.
We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
We may have a limited ability to assess the management of a prospective target business and as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
Of the net proceeds from this offering and the sale of the private placement units in the amount of $825,000 will be available to complete our business combination and pay related fees and expenses.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expect if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.
Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than applicable net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we are no longer a foreign private issuer and we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instrument. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.
In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our amended and restated memorandum and articles of association will require a special resolution of our shareholders as a matter of Cayman Islands law.
[The provisions of our amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-initial business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), but excluding the provision of the articles relating to the appointment of directors, may be amended, under certain circumstances such as our shares no longer being listed on [NASDAQ], if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of [65%] of our ordinary shares. Public shareholders shall have the opportunity to redeem their ordinary shares upon the approval or effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account divided by the number of then outstanding public shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our sponsor, which will beneficially own approximately 20 % of our ordinary shares upon the closing of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.]
Certain agreements related to this offering may be amended without shareholder approval.
Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreement among us and our sponsor, officers, directors and director nominees, the registration rights agreement among us and our sponsor and the administrative services agreement between us and our sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business so long as we obtain and maintain a listing for our securities on the [NASDAQ]. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.05 per share on the liquidation of our trust account, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our first Annual Report on Form 10-K. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Risks Relating to the Post-Business Combination Company
Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about our securities or us. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post- combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interest of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.
The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.
The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations following our business combination. The potential impact of a natural disaster on our results of operations and financial position is speculative, and would depend on numerous factors. The extent and severity of these natural disasters will determine their effect on a given economy. Although the long term effect of diseases such as the H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease could adversely affect our business, financial condition and results of operations following our business combination. We cannot assure you that natural disasters will not occur in the future or that its business, financial condition and results of operations will not be adversely affected.
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency redemption or corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States which could result in any number of difficulties, both normal course such as above and extraordinary such as sanctions being imposed. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.
Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time- consuming and could lead to various regulatory issues which may adversely affect our operations.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.
Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination.
Managing a business, operations, personnel or assets in another country is challenging and costly. Management of the target business that we may hire (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.
Many countries, and especially those in emerging markets, have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.
Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.
Rules and regulations in many countries, including some of the emerging markets within the regions we will initially focus, are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.
Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.
Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

If we consummate an initial business combination with one or more operating businesses with primary operations in emerging markets, changes in the exchange rate between the U.S. dollar and the currency of any relevant jurisdiction may affect the operating results and financial condition of post-business combination entity. If the U.S. dollar declines in value against the relevant currency, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and the relevant currency, which may make it more difficult to consummate a business combination.
Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.
Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. Judiciaries in such jurisdiction may also be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.
Corporate governance standards in foreign countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.
General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.
Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP and there may be substantially less publicly available information about companies in certain jurisdictions than there is about comparable United States companies. Moreover, foreign companies may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.
Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.
A slowdown in economic growth in the markets that our business target operates in may adversely affect our business, financial condition, results of operations, the value of its equity shares and the trading price of our shares following our business combination.
Following the business combination, our results of operations and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in the markets where the business operates. The specific economy could be adversely affected by various factors such as political or regulatory action, including adverse changes in liberalization policies, business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors which may adversely affect our business, financial condition, results of operations, value of our equity shares and the trading price of our shares following the business combination.
Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war may result in a loss of investor confidence and a decline in the value of our equity shares and trading price of our shares following our business combination.
Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the markets in which we may operates our business following our business combination and also adversely affect the worldwide financial markets. In addition, the countries we will focus on, have from time to time experienced instances of civil unrest and hostilities among or between neighboring countries. Any such hostilities and tensions may result in investor concern about stability in the region, which may adversely affect the value of our equity shares and the trading price of our shares following our business combination. Events of this nature in the future, as well as social and civil unrest, could influence the economy in which our business target operates, and could have an adverse effect on our business, including the value of equity shares and the trading price of our shares following our business combination.
Any downgrade of credit ratings of the country in which the company we acquire does business may adversely affect our ability to raise debt financing following our business combination.
No assurance can be given that any rating organization will not downgrade the credit ratings of the sovereign foreign currency long-term debt of the country in which our business target operates, which reflect an assessment of the overall financial capacity of the government of such country to pay its obligations and its ability to meet its financial commitments as they become due. Any downgrade could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our future variable rate debt and our ability to access the debt markets on favorable terms in the future. This could have an adverse effect on our financial condition following our business combination.
Risks Relating to Potential Conflicts of Interest
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Officers.”
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with other blank check companies like ours or other entities (such as operating companies or investment vehicles) that are engaged in making and managing investments in a similar business.
Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interest.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
Our sponsor has purchased an aggregate of 1,725,000 founder shares for an aggregate purchase price of $172.5, or approximately $0.0001 per share. Prior to the initial investment in the company by our sponsor, the company had no assets, tangible or intangible. As such, our sponsor will own approximately 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 327,500 private placement units (or up to 350,000 private placement units if the underwriters’ over-allotment option is exercised in full) for a purchase price of $3,275,000 (or $3,500,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, or $10.00 per unit, that will also be worthless if we do not complete a business combination.
The founder shares are identical to the ordinary shares included in the units being sold in this offering except that (i) the founder shares are subject to certain transfer restrictions, and (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (x) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the timeframe set forth therein, or (y) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).
The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.
Since our sponsor, officers and directors may not be eligible to be reimbursed for their out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
At the closing of our initial business combination, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.
Risks Relating to Being Located in China
U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.
Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted Holding Foreign Companies Accountable Act (the “HFCAA”) would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require the delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for two consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government. We may not be able to consummate a business combination with a favored target business due to these laws.
The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to inspect or investigate our accounting practices or financial statements completely because of a position taken by an authority in the foreign jurisdiction could be onerous and time-consuming to prepare. HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process, and the regulatory developments are subject to the rule-making process and other administrative procedures.
On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.
Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain businesses.
Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.
As a blank check company with no material operations of our own, we conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC. We may be subject to certain legal and operational risks associated with being located in the PRC, including uncertainty in the interpretation and enforcement of PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.
As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.
From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.
Furthermore, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.
Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Such risks could materially and adversely affect our ability to consummate an initial business combination, which may result in a material and adverse change in our operations and/or the value of our securities.

Although we are currently not required to obtain approval from any of the PRC central or local government to obtain any approval in connection with this offering or our search for a target business or related activities, our operations may be adversely affected in the future, directly or indirectly, by existing or future relevant laws and regulations if the PRC government takes the view that its approval is required.
The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by special purpose vehicles seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.
Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.
In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review. On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Management Related to Overseas Issuance and Listing of Securities by Domestic Enterprises. According to the provisions, if domestic enterprises provide and publicly disclose to relevant securities companies, securities service institutions, overseas regulatory authorities and other units and individuals, or provide and publicly disclose other documents and materials that will adversely affect national security or public interests after being disclosed through their overseas listing subjects, they shall strictly follow the corresponding procedures in accordance with relevant national regulations.
Under the Trial Measures, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method. Pursuant to the Trial Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. The requested filing documents include, but are not limited to: (1) a filing report and related undertakings; (2) regulatory opinions, filing or approval documents issued by the relevant authorities (if applicable); (3) security review opinions issued by the relevant authorities, if applicable; (4) a PRC legal opinion; and (5) a prospectus. The Trial Measures also states that if the assets of a PRC domestic enterprise are directly or indirectly listed overseas through one or more acquisitions, share exchanges, transfers and other trading arrangements, the domestic enterprise shall perform the filing procedures to CSRC.
On December 27, 2021, the NDRC and the MOFCOM jointly promulgated the Special Administrative Measure (Negative List) for the Access of Foreign Investment (2021 Version), or the Negative List, which became effective on January 1, 2022. According to Article 6 of the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their shares on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors.
Based on our understanding of the current PRC laws and regulations, no prior permission is required under the M&A Rules, the Opinions, the Trial Measures or the Negative List from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, given that: (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; (2) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules, and (3) our company is a blank check company newly incorporated in Cayman Islands rather than China and our company does not own or control any equity interest or assets in any PRC company or operate any business in China. Therefore, the M&A Rules and other current regulations of CSRC do not apply to this Offering. If we decide to consummate our business combination with a target business based in and primarily operating in China, the business combination may be subject to approval from PRC governmental authorities such as CSRC on the basis that the Trail Measures or the M&A Rules applies, each depends on the structure of the target company and the definitive rule or interpretation concerning such transaction, and the combined company’s business operations in China through its subsidiaries and VIEs, as applicable, may be also subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations. However, there remains some uncertainty as to how the M&A Rules, the Opinions, or the Trail Measures, if enacted, will be interpreted or implemented in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or a business combination with a target business based in and primarily operating in China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. In any such event, these governmental authorities may delay this offering or a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could materially and adversely affect our ability to complete a business combination in the prescribed time period or otherwise affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.
As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.
Our company is a blank check company incorporated under the laws of the Cayman Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. As advised by our PRC counsel, based on its understanding of the current PRC laws and regulations, we are not required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted. If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries and VIEs, as applicable, may be subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.
We may acquire control of a target business through contractual arrangements with a VIE with one or more operating businesses due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in certain business operations.
The PRC currently prohibits and/or restricts foreign ownership in certain “important industries,” including telecommunications, agriculture and transportation. There are uncertainties under certain regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, the PRC may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security.
If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:
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revoke the business and operating licenses of the potential future target business;

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confiscate relevant income and impose fines and other penalties;

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discontinue or restrict the operations of the potential future target business;

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require us or the potential future target business to restructure the relevant ownership structure or operations;

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restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction; or

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impose conditions or requirements with which we or the potential future target business may not be able to comply.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.
We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide-ranging, including, for example, certain aspects of telecommunications, agriculture, and transportation. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security. Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of, and control over, the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder.
However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines or interprets that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply, and we could be unable to assert our contractual control rights over the assets of the post-combination target company, which could cause the value of our ordinary shares to depreciate significantly or become worthless. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.
In addition, if any VIE or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect the post-combined company’s business, financial condition and results of operations. If any of the VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate the post-combined company’s business, which could materially and adversely affect the post-combined company’s business and its ability to generate revenues.
There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the accepted industry practices with respect to the VIE Agreements. In addition, it is uncertain whether any new PRC laws or regulations relating to the VIE structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If our potential corporate structure and contractual arrangements are deemed by the Ministry of Industry and Information Technology, or the Ministry of Commerce, or MOFCOM, or other regulators having competent authority to be illegal, either in whole or in part, the post-combined company may lose control of the consolidate the VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the PRC target company’s business. Furthermore, if the post-combined company or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:
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revoking the business license and/or operating licenses of the post-combined company or the VIE;

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discontinuing or placing restrictions or onerous conditions on our operations through any transactions under the VIE agreements;

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imposing fines, confiscating the income from the post-combined company, the VIE or its subsidiaries, or imposing other requirements with which the post-combined company or the VIE may not be able to comply;

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placing restrictions on our right to collect revenues;

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requiring the post-combined company to restructure its ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect the post-combined company’s ability to consolidate, derive economic interests from, or exert effective control over the VIE; or

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taking other regulatory or enforcement actions against the post-combined company that could be harmful to the post-combined company business.

The imposition of any of these penalties will result in a material and adverse effect on our potential ability to conduct the business. In addition, it is unclear what impact the PRC government actions will have on the post-combined company and on the post-combined company’s ability to consolidate the financial results of the VIE in its consolidated financial statements, if the PRC government authorities were to find our potential corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes the post-combined company to lose the right to direct the activities of the VIE or the right to receive substantially all the economic benefits and residual returns from the VIE and the post-combined company is not able to restructure the ownership structure and operations in a timely and satisfactory manner, the post-combined company will no longer be able to consolidate the financial results of the VIE in its consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on the post-combined company in this event, it will have a material adverse effect on the our financial condition, results of operations and our securities shares may decline in value or be worthless.
Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may increase the cost of our initial business combination with a China-based business and could even result in our inability to consummate an initial business combination with a China-based business.
If we pursue a business combination with a China-based business, we may face additional burdens in connection with the PRC laws and regulations regarding cybersecurity, information security, privacy and data protection. Regulatory authorities in China have been considering a number of legislative proposals to heighten data protection and cybersecurity regulatory requirements. Since the promulgation of the PRC Cybersecurity Law, which became effective in June 2017, numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cybersecurity Law. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review, which requires that operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, CAC published the Measures for Cybersecurity Review which will become effective on February 15, 2022, which required that any “network platform operator” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which is to take effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information overseas. If our potential future target business in China involves activities that falls within the scope of regulation of cybersecurity, information security, privacy and data protection, such target might be subject to the relevant cybersecurity laws and regulations, including the PRC Cybersecurity Law and the PIPL, and the cybersecurity review before effecting a business combination.
In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage. We cannot assure you that we will not be required to obtain the pre-approval of the CSRC and potentially other PRC governmental authorities to pursue any business combination with a China-based company.
We are not considering any PRC target Company that may be deemed as an operator of critical information infrastructure or Internet platform operator by the CAC. However, the proposed rules might still impact the timetable of our initial business combination and the certainty of our initial business combination. If, for example, our potential initial business combination is with a target business operating in the PRC and if the CAC makes other specific actions to be completed by the target business, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our initial business combination and diversion of our managerial and financial resources. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue. If obtained, since our business combination period is 12 months from the closing of this offering (or 15 or 18 months, as applicable), and the approval process may take a period longer than we expect before we enter into a definitive agreement with a target company, we may be unable to complete a business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). For these reasons we are not considering any PRC Target Company that may reasonably be deemed as an operator of critical information infrastructure or Internet platform operator by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve their data. Therefore, we may conduct analysis before we enter into a definitive agreement with a target company to evaluate the risks associated with the review by the CAC so as to attempt to avoid searching for a company with one million personal information in China or a company operating critical information infrastructure or Internet platform operator in China.

PRC law or regulation may have impact on our cash flows and affect our ability to pay dividends, service debt or execute shareholder redemption rights.
Global Lights Acquisition Corp is a blank check company with no operations of its own and no subsidiaries except searching for a suitable target to consummate an initial business combination. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC based company and to the extent that Chinese law prohibits direct foreign investment in the operating company, such business combination may require a VIE structure. As such, we may be required to conduct our operations in China primarily through our subsidiary or the VIE in China. As a result, although other means are available for us to obtain financing at the holding company level, the post-combination entity’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries or the VIE. If any of our subsidiaries or the VIE incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Global Lights Acquisition Corp. Under the VIE structure, the post-combination entity will highly rely on the VIE Agreements between it and the VIE to distribute earnings and settle amounts owed under the VIE agreements. Under the VIE agreements, in addition to funds to be generated by the VIE’s operations in China, the VIE’s operations can be financed by loans from the WFOE. Funds from the VIE to our public holding entity will be made as service fees to the WFOE pursuant to the VIE agreements, and the subsidiaries in turn makes distributions or pay dividends to our post-combination entity. Under the VIE structure, we must rely on the shareholders of the VIE to comply with its contractual obligations under the VIE agreements to pay the funds to the WFOE and then the WFOE, as a wholly owned subsidiary of the public holding entity, distribute funds to us. We cannot guarantee the PRC governments will allow such arrangement either. In addition, our post-combination organization’s subsidiaries and the VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
Investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from a China-based operating company as well as the execution of shareholder redemption rights are subject to regulations and restrictions on dividends and payment to parties outside of China are subject to restrictions. The PRC government may impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our subsidiaries or the VIE’s profits, if any, and we may also experience difficulties in completing the administrative procedures necessary to the application of shareholders redemption rights because of the uncertainties of foreign exchange control regulations of PRC government. Failure or inability to comply with foreign exchange regulations such as the SAFE procedures may restrict our cross-border investment activities, limit the ability of the target business entity in China to distribute dividends, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into such subsidiary. If the foreign exchange control in PRC prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands or restricts on remittance of currencies out of PRC, we may be unable to pay dividends or consideration for redemption of shares in foreign currencies to our investors. PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi or overseas payment on current account items and capital account items by foreign currencies, and any future restrictions on currency exchanges and the remittance of currencies out of the PRC may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC or to execution of shareholders redemption rights. Under the VIE structure, current PRC regulations permit a VIE to pay dividends to its holding company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. For example, current PRC regulations permit VIE’s PRC subsidiaries to pay dividends to an overseas subsidiary of our post-combination entity, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. If we or the post-combination entity are unable to receive all of the revenues from their operations through the VIE agreements, we may be unable to pay dividends on our ordinary shares.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations and/or the value of your securities.
The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our operations and the post-combination entity’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.
For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.
As such, our operations and post-combination entity’s business segments may be subject to various government and regulatory interference in the provinces in which they operate at any time. The post-combination entity could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We and our post-combination entity may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with this offering or future business combination, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or be worthless.
As the date of this prospectus, there are no PRC laws and regulations (including the CSRC, the CAC, or any other government entity) in force explicitly requiring that we obtain permission from PRC authorities for this offering or to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities. However, If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries and VIEs, as applicable, may be subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations, and it is uncertain when and whether we and our post-combination entity will be required to obtain permission from the PRC government to list on U.S. stock exchanges or enter into VIE agreements in the future, and even when such permission is obtained, whether it will be denied or rescinded. Any new policies, regulations, rules, actions or laws by the PRC government may subject us or our post-combination entity to material changes in operations, may cause the value of our ordinary shares significantly decline or be worthless, and may completely hinder our ability to offer or continue securities to investors.
Our ties to China may make it harder for us to complete an initial business combination with a target company without any such ties.
As we conduct our operations through an office space in the People’s Republic of China, or PRC, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC, the location of our sponsor and executive officers and directors may make us a less attractive partner to a non-China- or non-Hong Kong-based target company, which may therefore make it more likely for us to consummate a business combination in the PRC. Moreover, the legal and regulatory risks associated with being based in China may make us a less attractive partner in an initial business combination than a SPAC without any ties to China or Hong Kong.
Risks Relating to Our Securities
NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have applied to have our units listed on NASDAQ on or promptly after the date of this prospectus and our ordinary shares and rights listed on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on NASDAQ. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NASDAQ listing standards, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as well as certain qualitative requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If [NASDAQ] delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our ordinary shares and rights will be listed on [NASDAQ], our units, ordinary shares and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on [NASDAQ], our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.
The normal regulatory protections for blank check companies will not apply to your investment in this company.
Under the U.S. securities laws, our company has characteristics of a “blank check company” because our “business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person,” and Rule 419 as promulgated under the Securities Act of 1933 governs such offerings and provides an exclusion for which we qualify because the Exchange Rule 3a51-1(a)(2) excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. Once the Company’s securities are listed on the Nasdaq Global Market and have been so listed since the consummation of its proposed IPO, the Company can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Thus, the investor protections of Rule 419 will not apply: restriction on the transferability of the securities, completion of an initial business combination within 18 months, and restriction on the use of interest earned on the funds held in trust. For more information comparing our offering with offerings governed by Rule 419, please refer to the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Blank Check Offerings Subject to Rule 419.”
We may not hold an annual general meeting until after the consummation of our initial business combination.
In accordance with [NASDAQ corporate governance requirements], we are required to hold an annual meeting no later than one year after our first fiscal year end following our listing on [NASDAQ]. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.
The grant of registration rights to our sponsor and holders of our private placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register their founder shares. In addition, holders of our private placement units and their permitted transferees can demand that we register the private placement units and their underlying securities, and holders of the shares, and the shares underlying the rights can demand that we register such securities, and holders of units that may be issued upon conversion of working capital loans and extension loans, may demand that we register such units and their underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the ordinary shares owned by our sponsor, holders of our private placement units or holders of our working capital loans and extension loans or their respective permitted transferees are registered.
We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the startup exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares and rights. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”
Our sponsor paid an aggregate of $172.5, or approximately $0.0001 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.
The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 106.7% (or $9.14 per share), the difference between the pro forma net tangible book value per share of $(0.57) and the initial offering price of $8.57 per share (assuming the over-allotment option has not been exercised and with issuance of additional ordinary shares issuable upon conversion of rights).
We may amend the terms of the rights in a manner that may be adverse to holders of public rights with the approval by the holders of a majority of the then issued and outstanding rights.
Our rights will be issued in registered form under a right agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The right agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then issued and outstanding rights (including private placement rights) to make any change that adversely affects the interests of the registered holders of rights.
Our rights and founder shares may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination. To update
We will be issuing 6,000,000 rights to receive 1,000,000 of our ordinary shares as part of the units offered by this prospectus and, simultaneously with the closing of this offering, an aggregate of 327,500 private placement units (or up to 350,000 private placement units if the underwriters’ over-allotment option is exercised in full) in a private placement. Prior to this offering, our sponsor purchased an aggregate of 1,725,000 founder shares in a private placement. In addition, if our sponsor makes any working capital loans or extension loans, up to $1,000,000 of such loans may be converted into units, at the price of $10.00 per unit (which, for example, would result in the holders being issued 100,000 ordinary shares and 100,000 rights to receive 16,666 ordinary shares) at the option of the lender. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our rights and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
The private placement units are identical to the units sold in this offering except that, they may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between the underwriters and us. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and rights underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
We have been advised by Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.
Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.
Our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC. It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential acquisition opportunities;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 6,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$60,000,000	$69,000,000
Gross proceeds from private placement units offered in the private placement	$3,275,000	$3,500,000
Total gross proceeds	$63,275,000	$72,500,000
Offering expenses(2)
Underwriting commissions (2.0 % of gross proceeds from units offered to public)	$1,200,000	$1,380,000
Initial Trustees fee	$6,500	$6,500
Legal fees and expenses	$487,133	$487,133
Accounting fees and expenses	$50,000	$50,000
SEC/FINRA Expenses	$65,000	$65,000
[NASDAQ] listing and filing fees	$75,000	$75,000
Printing and engraving expenses	$22,000	$22,000
Miscellaneous Expenses	$244,367	$244,367
Total offering expenses (other than underwriting commissions)	$950,000	$950,000
Proceeds after offering expenses	$61,125,000	$70,170,000
Held in trust account	$60,300,000	$69,345,000
% of public offering size	100.5%	100.5%
Not held in trust account(2)	$825,000	$825,000
The following table shows the use of the approximately $825,000 of net proceeds not held in the trust account.(3)
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(3)	$100,000	12.12%
Legal and accounting fees related to regulatory reporting obligations	50,000	6.06%
Payment for office space, administrative and support services	120,000	14.55%
Due diligence of prospective target businesses by officers, directors and sponsor	75,000	9.09%
Working capital to cover miscellaneous expenses, including Director & Officer Liability Insurance premiums	480,000	58.18%
Total	$825,000	100.00%

(1)
Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses have been paid by a related party on behalf of us, which will be repaid upon the closing of this offering from proceeds from the private placement. As of June 30, 2023, we did not have any borrowing under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
These expenses are estimates for the 12 months following the closing of this offering only. In the event that we extend the time to consummate our initial business combination, as set forth herein, such expenses may increase. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. Based on current interest rates, we would expect approximately $3,286,350 per year to be available to us to pay our tax obligations, if any, from interest earned on the funds held in the trust account following the investment of such funds in specified U.S. Government Treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ over-allotment option and an interest rate of 5.45% per annum based upon a three-month average of the daily 3-month U.S. treasury rate as of August 15, 2023. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

The [NASDAQ rules] provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $60.3 million (or $69.3 million if the underwriters’ over-allotment option is exercised in full) will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $3,286,350 per year, assuming an interest rate of 5.45% per annum based upon a three-month average of the daily 3-month U.S. treasury rate as of August 15, 2023. We cannot provide assurances regarding this amount. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or 15 or 18 months as applicable) from the closing of this offering, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months (or 15 or 18 months as applicable) from the closing of this offering, subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
We will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2023, we did not have any borrowing under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2023 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds that has been allocated for the payment of offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we are no longer a foreign private issuer and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements in accordance to applicable agreements related to our initial business combination, we would not proceed with the redemption of our public shares or the business combination.
A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or 15 or 18 months as applicable) from the closing of this offering, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months (or 15 or 18 months as applicable) from the closing of this offering, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination.
In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares or private placement shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share, assuming no value is attributed to the rights included in the units we are offering by this prospectus and included in the private placement units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.
As of June 30, 2023, our net tangible book deficit was $1,046,391, or approximately $(0.61) per share. On December 2, 2021 and on November 11, 2022, we issued 840,000 and 1,035,000 additional ordinary shares to the sponsor, respectively, which are identical to the previously issued 1,000,000 ordinary shares, with consideration receivable from the sponsor. On June 7, 2023, we repurchased and canceled 1,150,000 ordinary shares from the sponsor at par value $0.0001 per share for an aggregate price of $115, and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after the off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares. After giving effect to the sale of 6,000,000 ordinary shares included in the units we are offering by this prospectus (or 6,900,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), and the sale of the private placement units, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private placement units, our pro forma net tangible book value as of June 30, 2023 would have been $(1,643,902) or $(0.57) per share representing an immediate decrease in net tangible book value of $0.01 per share to our initial shareholders and an immediate dilution of 106.7% per share or $9.14 per share to new investors not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $9.09 per share or 106.1%.
The following table illustrates the dilution to our public shareholders on a per-share basis, assuming no value is attributed to the rights included in the units and the private placement units.
	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price	$8.57	$8.57
Net tangible book value as of June 30, 2023	$(0.61)	$(0.61)
Increase attributable to new investors	$0.04	$0.09
Pro forma net tangible book value after this offering and the sale of the warrants	$(0.57)	$(0.52)
Dilution to new investors	$9.14	$9.09
Percentage of dilution to new investors	106.7%	106.1%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $60,300,000 (or $69,345,000 if the underwriters’ over-allotment option is exercised in full) because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting, including interest (which interest shall be net of taxes payable) divided by the number of ordinary shares sold in this offering).

The following table sets forth information with respect to our sponsor and the public shareholders:
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Sponsor (founder shares)(1)	1,500,000	16.89%	$150	—%	0.0001
Private shares(2)	382,083	4.30%	$3,275,000	5.18%	8.57
Public shares(3)	7,000,000	78.81%	$60,000,000	94.82%	8.57
Total	8,882,083	100.00%	$63,275,150	100.00%

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 225,000 founder shares have been forfeited by our sponsor as a result thereof.

(2)
Assumes with the issuance of an additional 54,583 shares underlying the rights included in the private units.

(3)
Assumes with the issuance of an additional 1,000,000 shares underlying the rights included in the public units.

The pro forma net tangible book value per share after the offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(1,046,391)	$(1,046,391)
Net proceeds from this offering and sale of the private placement, net of expenses	61,125,000	70,170,000
Proceeds from founder shares	150	173
Plus: Offering costs accrued in advance, excluded from tangible book value	917,863	917,863
Less: Deferred underwriting discounts	(2,100,000)	(2,415,000)
Less: over-allotment liabilities	(240,524)	—
Less: Proceeds held in trust subject to redemption	(60,300,000)	(69,345,000)
	$(1,643,902)	$(1,718,355)
Denominator:
Shares of ordinary shares outstanding prior to this offering	1,500,000	1,725,000
Ordinary shares underlying the rights to be included in the public units	1,000,000	1,150,000
Ordinary shares underlying the rights to be included in the private units	54,583	58,333
Shares of ordinary shares included in the units offered	6,000,000	6,900,000
Shares of ordinary shares included in the private placement	327,500	350,000
Less: Shares subject to redemption	(6,000,000)	(6,900,000)
	$2,882,083	$3,283,333

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2023, and as adjusted to give effect to the sale of our 6,000,000 units in this offering for $60,000,000 (or $10.00 per unit) and the sale of 327,500 private placement units for $3,275,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:
	June 30, 2023
	Actual	As Adjusted(1)
Amount due to related parties(2)	$926,977	$—
Deferred underwriting discounts	—	2,100,000
Over-allotment liabilities		240,524
Ordinary shares, $0.0001 par value, none and 6,000,000 shares of ordinary shares are subject to possible redemption, actual and as adjusted, respectively(5)(6)	—	60,300,000
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Ordinary shares, $0.0001 par value, 495,000,000 shares authorized, 1,725,000 shares issued and outstanding, actual; 1,823,000 shares issued and outstanding (excluding 6,000,000 shares subject to possible conversion/tender), as adjusted(3)	173	183
Share subscription receivable(4)	(173)	—
Additional paid-in capital	—	—
Accumulated (deficit) earnings	(128,528)	(1,644,085)
Total shareholders’ (deficit) equity	(128,528)	(1,643,902)
Total capitalization	$798,449	60,996,622

(1)
Includes the $3,275,000 in aggregate we will receive from the sale of the private placement units.

(2)
The amount will be repaid upon the closing of this offering with proceeds of private placement units.

(3)
Assumes the over-allotment option has not been exercised and an aggregate of 225,000 founder shares have been forfeited by our sponsor as a result thereof.

(4)
Assumes the share subscription receivable will be repaid upon the closing of this offering with proceeds of private placement units.

(5)
In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Our ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize changes in redemption value immediately.

(6)
We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our ordinary shares to become a “penny stock” and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. While redemptions in connection with a business combination cannot cause our net tangible assets to fall below applicable requirements by the terms of the proposed business combination, all of our public shares are redeemable and classified as such on the balance sheet until such date that a redemption event takes place.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
•
the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We conduct substantially all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed       , located at        , as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts in the Cayman Islands would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands laws, has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.
The PRC
DeHeng Law Offices has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments on civil liabilities. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.
The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments on civil liabilities. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they choose the PRC courts by mutual agreement or they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Cayman Islands exempted company and for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), our shares, debt or a combination of cash, stock and debt.
The issuance of additional ordinary shares in a business combination:
•
may significantly dilute the equity interest of investors in this offering;

•
may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

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could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our ordinary shares and/or rights.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and marketable securities held in the trust account after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, as of June 30, 2023, we had cash of $315, and working capital deficit of $1,046,391. Further, we expect to continue to incur significant costs in the pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
On December 23, 2021, our sponsor issued an unsecured promissory note to us, pursuant to which we may borrow up to an aggregate principal amount of $300,000. As of June 30, 2023, we did not have any borrowing under the promissory note with our sponsor. The promissory note is non-interest bearing and payable on the earlier of: (i) December 31, 2023 or (ii) the date on which the Company consummates an initial public offering of its securities. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $0.9 million and underwriting commissions of a minimum of $1.2 million (or $1.4 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement units for a purchase price of $3,275,000 (or $3,500,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $60.3 million (or $69.3 million if the underwriters’ over-allotment option is exercised in full) will be deposited into a non-interest-bearing trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $825,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us approximately $825,000 proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor.

The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $100,000 for expenses in connection with any business combination, $50,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for due diligence fees of prospective target businesses; $120,000 for office space, administrative and support services; and approximately $480,000 for general working capital that will be used for miscellaneous expenses and director and officer liability insurance premiums.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning with our first Annual Report on Form 10-K. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
Our transactions and balance of amount due to related parties are as follows:
(1)
Moore, a related party of the Company, paid offering costs of $50,000 for the six months ended June 30, 2023 and had a balance of $779,808 as of June 30, 2023.

(2)
Miao Zhizhuang, a sponsor of the Company, paid offering costs of $68,690 for the six months ended June 30, 2023 and had a balance $136,844 as of June 30, 2023.

(3)
Huachuan, a related party of the Company, paid offering costs of nil for the six months ended June 30, 2023 and had a balance of $10,325 as of June 30, 2023.

On August 23, 2021, our sponsor purchased 1,000,000 founder shares for an aggregate purchase price of $100, or approximately $0.0001 per share. On December 2, 2021 and November 11, 2022, the Sponsor purchased 840,000 and 1,035,000 founder shares, respectively, at $0.0001 per share. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor at par value $0.0001 per share for an aggregate price of $115, and off-set the consideration receivable from the sponsor, following which the Sponsor holds 1,725,000 founder shares. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. As such, our sponsor will own approximately 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares our sponsor at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering.
We will enter into an Administrative Services Agreement pursuant to which we will also pay our sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out- of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On December 23, 2021, our sponsor issued an unsecured promissory note to us, pursuant to which we may borrow up to an aggregate principal amount of $300,000. As of June 30, 2023, we did not have any borrowing under the promissory note with our sponsor.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor has agreed to purchase an aggregate of 327,500 private placement units (or 350,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per private placement units in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one private placement share and one private placement right granting the holder thereof the right to receive one-sixth of an ordinary share upon the consummation of an initial business combination. Our sponsor will be permitted to transfer the private placement units held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these units will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination.
Pursuant to a registration rights agreement we will enter into with our sponsor prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans and extension loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of December 31, 2022 and June 30, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company.” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
We are a blank check company incorporated on August 23, 2021 as a Cayman Islands exempted company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any acquisition target.
Our Management and Directors
Management Team
Zhizhuang Miao has been our chairman of the board of directors and our chief executive officer since our inception. Since July 2018, Mr. Miao has been the founder of Guizhou Zhonghuanjiancheng Circular Economy Industry Co., Ltd , a company that focuses on the development and promotion of comprehensive environmental protection solutions and resource recycling technologies as well as investment in renewable resource industrial parks. He also currently serves as director for Dalian Bomei Technology Co., Ltd. and Dalian Yishun Green Tech Co., Ltd since August 2018. During this period, Mr. Miao was engaged in international trade of bulk commodities, recycling of renewable resources and harmless and reduced disposal of solid hazardous wastes, and was committed to reducing resource waste and secondary pollution in the city. Based on the rapid development trend of global environmental protection industry, his work focuses on developing and promoting resource recycling technology and comprehensive environmental protection solutions, and uses renewable resources industrial parks to solve the problem of renewable resources recycling. Mr. Miao received his master’s degree in civil engineering from Pierre and Marie Curie University, and his bachelor’s degree in civil engineering from Dalian University.
Bin Yang has been our Chief Financial Officer since our inception. He has rich financial experience in finance since 1994. Mr. Yang has been the chief financial officer of Shenzhen Zhongheng Huafa Co., Ltd. (SZSE: 000020) from 2015 to February 2022. Prior to that, he worked as an accountant and vice president in the Industrial and Commercial Bank of China and China Minsheng Bank, and then served as vice president and secretary of Shenzhen GuoHua Network Security Technology Co Ltd (SZSE: 000004) from January 2011 to August 2015. He also currently serves as deputy general manager and board secretary for ShenzhenWongtee International Enterprise Co.Ltd. (000056. SZ) since February 2022. In recent years, Mr. Yang was involved in several significant financing projects including the private placement of Shandong Huatai pharmaceutical factory, the listing of Shenzhen Putian Yitong Technologies Co., Ltd. (NEEQ: 836985) and LIYUANJI Jewelry (ShenZhen) Co., Ltd. (NEEQ: 838908) on the NEEQ. Mr. Yang was honored the 2nd Board Secretary Award of China’s top 100 listed companies in 2017. He has acted as secretary for the board of directors, chief financial officer and independent director for several public companies. Mr. Yang graduated from Nanjing Agricultural University with a bachelor’s degree in finance in 1994 and Xi’an Jiaotong University with a master’s degree in management in 2003.
William Liu has been our Chief Strategy Officer since our inception. A 20-year veteran of Wall Street, Mr. William Liu is currently a partner at Global Business Strategy Corporation. Prior to that, Mr. William Liu held positions with various financial institutions such as Credit Suisse First Boston from 2000 to 2002, Bank of New York Mellon from 2002 to 2004, Lyra Capital LLC from 2004 to 2005, Ivy Asset Management from 2005 to 2006, and Provident Group Asset Management from 2007 to 2011. Mr. Liu provides a full range of market research and financial investment consulting services to his investor clients and has managed multi-billion dollar investment platforms. His areas of expertise involve global multi-asset fund investment, business risk control system setting, development of customized investment and financing solutions, digital application of financial technology asset allocation, alternative investments, firm wide risk management, strategic and tactical asset allocation, investment project due diligence of M&A and public listings, development of FoF/MoM products, securitization and structuring of CDOs, quantitative investment and trading strategies, fundraising and management of alternative funds, and CIO outsourcing implementation. Prior to joining Wall Street firms, he was a visiting scholar and post-doctoral research scientist at Columbia University in New York, where he led a team to research new processes for industrial groups’ metal recycling and industrial waste recycling projects. Mr. Liu received his Ph.D. degree from RWTH Aachen University and the University of Science and Technology Beijing.
Guomei Han has been our Chief Research & Development Officer since our inception. Mr. Han has been a director and general manager at Dalian Jiarui Environmental Protection Technology Co., Ltd. since July 2008 and Dalian Bomei Technology Co., Ltd since August 2017. Mr. Han has extensive experience in the design and development of water treatment technologies and owns nearly 20 patents relating to water treatment technologies and devices. Mr. Han received his bachelor’s degree in environment monitoring from East China University of Science and Technology in 1990 and is a certified Senior Engineer and Associate Constructor.
Yizhi Guo has been our Chief Technology Officer since our inception. Mr. Guo founded Dalian Yishun Green Tech Co., Ltd. and has been its chairman since May 2017. He was an executive director for Dalian Shengteng Green Energy Technology Co., Ltd from 2021 to 2022 focusing on the application of plasma technology to hazard-free treatment of ash and residue after incineration and high temperature treatment to vitrify and convert such waste into construction material, Mr. Guo is also an entrepreneur and winner of multiple business plan competitions and has received funding from local governments for his venture projects. Mr. Guo received his master’s degree in mechanical and material engineering from Oregon State University in 2016 and his bachelor’s degree in energy and power engineering from Shandong University in 2011.
Directors
Zhao Yu has been our director since our inception. Mr. Yu is an accomplished engineer and has served as deputy director at Duel Research Group since July 2007, in charge of the development of several cutting-edge technologies and products, such as micro-negative pressure catalytic cracking of waste tires at low temperature, nanoscale thermal insulation coating, and hydrophobic and hydrophilic photocatalyst products. Prior to Duel Research Group, Mr. Yu worked as an engineer at Moore Product Company from 1999 to 2004, during which he led the development of 300,000 kW and 600,000 kW thermal power plant control systems. In recent years, Mr. Yu’s research focused on the kinetics principle of AOD metallurgical process and created a world-leading product quality control system based on his research.
Xuan Liu has been our director since our inception. Mr. Xuan Liu currently has been serving as chief engineer at China Ocean High Energy Technology Research Institute since July 2018 and is responsible for research involving experiment on uranium and lithium extraction from the seawater and projects on warm and concentrated seawater recycling in nuclear power plants. He has also been a director at the research and development center at China Science Tsing Research (Beijing) Institute of Science and Technology since 2019. Early in his career, Mr. Xuan Liu was involved in various projects involving rare mineral extraction and special alloy smelting. Mr. Xuan Liu received his bachelor’s degree in mineralogy from Central South University in Changsha in 1983.
Jincheng Ma will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Ma has been an independent director at Dalian Demaishi Precision Technology Co., Ltd (SZSE: 301007), since August 2017. Mr. Ma is a professor at Dongbei University of Finance & Economics, where he has been working since March 1990. Primarily focusing on corporate governance, merger, acquisition and restructuring, Mr. Ma is an accomplished researcher and has published various academic papers on top journals. Mr. Ma received his Ph.D. degree in international economics and trades from Dongbei University of Finance & Economics.
Chengzhong Li will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Li is experienced in finance and accounting. Mr. Li served multiple positions including chief accountant and first deputy general manager at Liaoning Property Group Corporation from 1965 to 2000, during which he concurrently served as the director of finance at Department of Materials of Liaoning Province from May 1965 to June 1993 and the chief accountant and first vice president at Liaoning Material Group Corporation from 1991 to 1993. Mr. Li also served as the vice president at Liaoning Baoye Accounting Firm Co., Ltd. from 2003 to 2014 and the independent director at Dalian Tianbao Green Food Co., Ltd from July 2007 to July 2010. Mr. Li was a certified public accountant in China from 1997 to 2015.

Rongyu Chi will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Chi was a general secretary at the higher education department of the Chinese Abacus Association from 1988 to 2004 and associate professor at Dongbei University of Finance & Economics from 1969 to 2004. Mr. Chi received his bachelor’s degree in economics from Shandong Economics University.
Our Competitive Advantages
We expect the companies we choose to target for our initial business combination will benefit greatly from the tenured experience, expertise, operating skills and entrepreneurship of our management team. Our experience in industries relating to sustainable development spans across environmental protection solutions, resource recycling technologies, water treatment technologies and devices and hazard-free treatment of ash and residue, and we are acutely aware of the industry development and pain points of the sustainable development economy. We are well positioned to identify and execute a business combination as a preferred partner to a target. We believe our company has competitive advantages in the following aspects:
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Our management team.   Our management team has extensive experience in founding and operating companies in the industries of environmental protection and sustainable development. Our Chief Executive Officer, Mr. Miao, is an experienced leader and entrepreneur across multiple industries with a successful track record, and he is supported by an experienced transaction team led by our Chief Financial Officer and Chief Strategy Officer to identity business combination targets.

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Market intelligence and industry experience.   We believe our sponsor, directors and officers have a deep understanding of the rapidly evolving industries that promote sustainable development, capitalizing on the team’s extensive experience in industries relating to sustainable development spans across environmental protection solutions, resource recycling technologies, water treatment technologies and devices and hazard-free treatment of ash and residue.

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Extensive network to source quality targets.   Our management team has both accumulated a significant amount of industry expertise and extensive connections with companies in the environment industry and also deep insights into the public and private capital markets. We believe we are well positioned to evaluate a business combination.

Business Strategy
While we may pursue an acquisition or a business combination target in any business, industry or geography, we intend to focus our search on a target that provides solutions promoting sustainable development and focuses on environmentally sound infrastructure and industrial applications that eliminate or mitigate greenhouse gas emissions, and/or enhance resilience to climate change. Our efforts in identifying prospective target businesses will not be limited to a particular geographic region. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.
Examples of the industries where we see potential opportunity include, but are not limited to:
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Clean fuel transportation, electrification and energy efficiency:   Development in transportation, self-directed and autonomous mobility and fuel efficiency, battery and energy storage, distributed energy, energy efficiency and smart grid technology is continually evolving as companies aim to improve electricity reliability for those they service while reducing overall emissions.

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Environmental infrastructure:   Global population growth and GDP trends have bolstered demand growth for the efficient management of waste, water and agriculture, as well as highlighted the need for greater air emissions controls. The reuse, recycling and transformation of these products and byproducts into energy and other useful applications and products are important for the elimination or mitigation of greenhouse gas emissions and/or climate change.

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Carbon capture, utilization and storage:   Opportunities in carbon capture, storage and utilization applications, including in the reduction, removal and recycling of carbon emissions into industrial, chemical and consumer end uses are becoming increasingly vital as more stringent emissions regulations and policies are put in place by governmental agencies and corporate entities.

The foregoing opportunities are not intended to be exhaustive. We may pursue an initial business combination with a target business in any industry, sector or geographic location.
We have formed a team of management and board members, who each have decades of experience in one or several of the key areas that we believe are essential to successfully identifying and partnering with the right company for a business combination. Our team includes experienced entrepreneurs, business executives, professional investors and scholars from academia with a wide range of relevant experience founding, growing and leading companies. Our team has an extensive track record and broad relationships in industry, governmental and non-governmental organizations and the investment community. We believe we will benefit from their accomplishments, and specifically their current and recent activities with companies that have a connection to the Asian market, in identifying attractive acquisition opportunities.
Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. We have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see justification to do so.
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Leading market position.   We intend to seek one or more targets that have a leading presence across an industry or segment or have leading technology or product capabilities.

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Experienced management team.   We intend to seek one or more targets that have experienced management team with a proven record of business growth success.

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Large addressable markets.   We intend to seek one or more targets that address a large market that creates the opportunity for attractive long-term growth prospects.

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Scalability.   We seek to seek one or more targets that will be able to significantly scale their operations to take advantage of their opportunities. We intend to leverage our experience in scaling businesses in order to help accelerate growth.

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Ability to deliver revenue growth.   We intend to seek one or more targets that enjoy a proven record of success and exhibit strong potential to deliver future revenue growth.

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Appropriate valuation.   We intend to be a disciplined and valuation-centric investor that will invest on terms that we believe are attractive relative to market comparables and intrinsic value that provide significant upside potential.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Our Business Combination Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Sourcing of Potential Business Combination Targets
Our management team has developed a broad network of contacts and corporate relationships. We believe that the network of contacts and relationships of our management team and our sponsor will provide us with an important source of business combination opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, private equity firms, consultants, accounting firms and business enterprises.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
Members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Other Acquisition Considerations
In addition to our sponsor, members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a definitive agreement regarding our initial business combination.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock, shares or other equity interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Financial Position
With funds available for a business combination initially in $825,000, in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting Our Initial Business Combination
We will have until 12 months from the closing of this offering to consummate our initial business combination. In addition, if we anticipate that we may not be able to consummate our initial business combination within 12 months, our sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice, by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination in the absence of a definitive agreement is for our sponsor, upon 10 days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case) per extension, on or prior to the date of the applicable deadline. In the event that our sponsor elected to extend the time to complete a business combination and deposited the applicable amount of money into trust, it would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private placement units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private placement units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our sponsor 10 days prior to the applicable deadline of its intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the extended time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units will expire and will be worthless. The public shareholders will not be able to vote on or redeem their public shares in connection with any such extensions.
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may, although we do not currently intend to, seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, start-up companies or companies with speculative business plans or excess leverage, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.
In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
Selection of a Target Business and Structuring of Our Initial Business Combination
The [NASDAQ rules] require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions in accordance with the SEC’s tender offer rules, subject to the provisions of our second amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.
Under the [NASDAQ’s listing rules], shareholder approval would be required for our initial business combination (unless we are deemed to be a foreign private issuer at such time) if, for example:
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we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then issued and outstanding (other than in a public offering);

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any of our directors, officers or substantial shareholders (as defined by [NASDAQ rules]) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

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the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of Our Securities
In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of such purchases would be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section13 and Section16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:
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the registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

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If our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

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the registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

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our sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

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we would disclose in its Form 8-K, prior to our security holder meeting to approve the business combination transaction, the following material items:

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the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

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the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates;

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the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

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the identities of the holders of our securities who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of the holders of our securities (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and

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the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Our sponsor, officers, directors, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors, advisors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is anticipated to be approximately $10.05 per public share. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination.
Manner of Conducting Redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction, whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require that we conduct a tender offer under SEC rules rather than seeking shareholder approval). Under [NASDAQ rules], asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares (unless we are deemed to be a foreign private issuer at such time) or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on [NASDAQ], we will be required to comply with [NASDAQ rules].
If we continue to be a foreign private issuer or if a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than applicable net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
For so long as we are deemed to be a foreign private issuer, we will conduct redemptions in accordance with the SEC’s tender offer rules.
If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our [NASDAQ listing] or Exchange Act registration.
In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.
If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote thereon, voted at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor and its permitted transferees will own approximately 20% of our issued and outstanding ordinary shares entitled to vote thereon (assuming it does not purchase units in this offering, and not taking into account ownership of the private placement units). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of a business combination.
Redemptions of our public shares may be subject to applicable net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.
Limitation on Redemption upon Completion of Our Initial Business Combination if We Seek Shareholder Approval
Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.
Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically).
United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.
The PRC
DeHeng Law Offices has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments on civil liabilities. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.
The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments on civil liabilities. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they choose the PRC courts by mutual agreement or they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law. anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until up to 18 months from the closing of this offering.
Redemption of Public Shares and Liquidation if No Initial Business Combination
Our sponsor, officers and directors have agreed that we will have 12 months from the closing of this offering (or up to 18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination) to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or 15 or 18 months, as applicable).
We will have until 12 months from the closing of this offering to consummate our initial business combination. In addition, if we anticipate that we may not be able to consummate our initial business combination within 12 months, our sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination in the absence of a definitive agreement is for our sponsor, upon 10 days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case) per extension, on or prior to the date of the applicable deadline. In the event that our sponsor elected to extend the time to complete a business combination and deposited the applicable amount of money into trust, it would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private placement units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private placement units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our sponsor 10 days prior to the applicable deadline of its intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the extended time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units will expire and will be worthless. The public shareholders will not be able to vote on or redeem their public shares in connection with any such extensions.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time period.
[Our sponsor, officers and directors have agreed, pursuant to a written letter agreement with us,] that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to

18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination), or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy applicable net tangible asset requirement as described in certain agreements pertaining to the Company’s initial business combination, we would not proceed with the amendment or the related redemption of our public shares.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $825,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $3,286,350 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.05. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.05. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.05 per share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $825,000 from the proceeds of this offering and the sale of the private placement units, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.05 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.
[Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor, officers and directors have agreed to waive any redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) in each case subject to the limitations described herein;

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if our initial business combination is not consummated within 12 months from the closing of this offering (or 15 or 18 months, as applicable), then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held general meeting.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable).
	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business	If we seek shareholder approval of our initial	If we are unable to complete our initial

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
	combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is anticipated to be $10.05 per share), including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than any requirements (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering, if we fully extend the period of time to consummate a business combination), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is anticipated to be $10.05 per share), including interest (less of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our

Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).		only remaining shareholder after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $60,300,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $52,920,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$60,300,000 of the net offering proceeds and the sale of the private placement units held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Limitation on fair value or net assets of target business	The NASDAQ rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless Ladenburg informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their	A prospectus containing information pertaining to the business combination required by

Terms of Our Offering	Terms Under a Rule 419 Offering
public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we continue to be a foreign private issuer or if we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder.
Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote thereon, voted at a general meeting of the company. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Business combination deadline	If we are unable to complete an initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Islands law to provide for claims of creditors and the requirements of other applicable law.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), subject to applicable law. The company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.
Tendering share certificates hi connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Terms of Our Offering	Terms Under a Rule 419 Offering
period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Conflicts of Interest
Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Facilities
We currently maintain our executive offices at Room 902, Unit 1, 8th Floor, Building 5, No. 201, Tangli Road, Chaoyang District, Beijing, People’s Republic of China. The cost for this space is included in the $10,000 per month fee that we will pay our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
As of the effective date of this prospectus, we will have four officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.
We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures beginning with our first Annual Report on Form 10-K as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 12 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Directors, Director Nominees and Officers
Upon consummation of this offering, our directors, director nominees and officers will be as follows:
Name	Age	Title
Zhizhuang Miao	43	Chairman and Chief Executive Officer
Bin Yang	50	Chief Financial Officer
Zhao Yu	65	Director
Xuan Liu	67	Director
Jincheng Ma*	56	Independent director
Chengzhong Li*	78	Independent director
Rongyu Chi*	77	Independent director
William Liu	65	Chief Strategy Officer
Guomei Han	55	Chief Research & Development Officer
Yizhi Guo	34	Chief Technology Officer

*
This individual will occupy the position of director on the effective date of the registration statement of which this prospectus is a part.

Management Team
Zhizhuang Miao has been our chairman of the board of directors and our chief executive officer since our inception. Since July 2018, Mr. Miao has been the founder of Guizhou Zhonghuanjiancheng Circular Economy Industry Co., Ltd , a company that focuses on the development and promotion of comprehensive environmental protection solutions and resource recycling technologies as well as investment in renewable resource industrial parks. He also currently serves as director for Dalian Bomei Technology Co., Ltd. and Dalian Yishun Green Tech Co., Ltd since August 2018. During this period, Mr. Miao was engaged in international trade of bulk commodities, recycling of renewable resources and harmless and reduced disposal of solid hazardous wastes, and was committed to reducing resource waste and secondary pollution in the city. Based on the rapid development trend of global environmental protection industry, his work focuses on developing and promoting resource recycling technology and comprehensive environmental protection solutions, and uses renewable resources industrial parks to solve the problem of renewable resources recycling. Mr. Miao received his master’s degree in civil engineering from Pierre and Marie Curie University, and his bachelor’s degree in civil engineering from Dalian University. We believe Mr. Miao is qualified to serve on our board of directors and as our chief executive officer because of his extensive experience in business and management and relationships in the industry.
Bin Yang has been our chief financial officer since our inception. He has rich financial experience in finance since 1994. Mr. Yang has been the chief financial officer of Shenzhen Zhongheng Huafa Co., Ltd. (SZSE: 000020) from 2015 to February 2022. Prior to that, he worked as an accountant and senior economist in the Industrial and Commercial Bank of China and China Minsheng Bank, and then served as vice president and secretary of Shenzhen GuoHua Network Security Technology Co Ltd (SZSE: 000004) from January 2011 to August 2015. He also currently serves as deputy general manager and board secretary for ShenzhenWongtee International Enterprise Co.Ltd. (000056. SZ) since February 2022. In recent years, Mr. Yang was involved in several significant financing projects including the private placement of Shandong Huatai pharmaceutical factory, the listing of Shenzhen Putian Yitong Technologies Co., Ltd. (NEEQ: 836985) and LIYUANJI Jewelry (ShenZhen) Co., Ltd. (NEEQ: 838908) on the NEEQ. Mr. Yang was honored the 2nd Board Secretary Award of China’s top 100 listed companies in 2017. He has acted as secretary for the board of directors, chief financial officer and independent director for several public companies. Mr. Yang graduated from Nanjing Agricultural University with a bachelor’s degree in finance in 1994 and Xi’an Jiaotong University with a master’s degree in management in 2003. We believe Mr. Yang is qualified to serve as our Chief Financial Officer because of his extensive experience in corporate finance and accounting.

William Liu has been our Chief Strategy Officer since our inception. A 20-year veteran of Wall Street, Mr. William Liu is currently a partner at Global Business Strategy Corporation. Prior to that, Mr. William Liu held positions with various financial institutions such as Credit Suisse First Boston from 2000 to 2002, Bank of New York Mellon from 2002 to 2004, Lyra Capital LLC from 2004 to 2005, Ivy Asset Management from 2005 to 2006, and Provident Group Asset Management from 2007 to 2011. provides a full range of market research and financial investment consulting services to his investor clients and has managed multi-billion dollar investment platforms. His areas of expertise involve global multi-asset fund investment, business risk control system setting, development of customized investment and financing solutions, digital application of financial technology asset allocation, alternative investments, firm wide risk management, strategic and tactical asset allocation, investment project due diligence of M&A and public listings, development of FoF/MoM products, securitization and structuring of CDOs, quantitative investment and trading strategies, fundraising and management of alternative funds, and CIO outsourcing implementation. Prior to joining Wall Street firms, he was a visiting scholar and post-doctoral research scientist at Columbia University in New York, where he led a team to research new processes for industrial groups’ metal recycling and industrial waste recycling projects. Mr. Liu received his Ph.D. degree from RWTH Aachen University and the University of Science and Technology Beijing. We believe Mr. Liu is qualified to serve as our Chief Financial Officer because of his extensive experience in corporate financing transactions and his contacts and relationships.
Guomei Han has been our Chief Research & Development Officer since our inception. Mr. Han has been a director and general manager at Dalian Jiarui Environmental Protection Technology Co., Ltd. since July 2008 and Dalian Bomei Technology Co., Ltd since August 2017. Mr. Han has extensive experience in the design and development of water treatment technologies and owns nearly 20 patents relating to water treatment technologies and devices. Mr. Han received his bachelor’s degree in environment monitoring from East China University of Science and Technology in 1990 and is a certified Senior Engineer and Associate Constructor. We believe Mr. Han is qualified to serve as our Chief Research & Development Officer because of his knowledge in environmental protection technologies and his contacts and relationships.
Yizhi Guo has been our Chief Technology Officer since our inception. Mr. Guo founded Dalian Yishun Green Tech Co., Ltd. and has been its chairman since May 2017. He was an executive director for Dalian Shengteng Green Energy Technology Co., Ltd from 2021 to 2022, focusing on the application of plasma technology to hazard-free treatment of ash and residue after incineration and high temperature treatment to vitrify and convert such waste into construction material. Mr. Guo is also an entrepreneur and winner of multiple business plan competitions and has received funding from local governments for his venture projects. Mr. Guo received his master’s degree in mechanical and material engineering from Oregon State University in 2016 and his bachelor’s degree in energy and power engineering from Shandong University in 2011. We believe Mr. Guo is qualified to serve as our Chief Technology Officer because of his experience in business development, entrepreneurship and his contacts and relationships.
Directors
Zhao Yu has been our director since our inception. Mr. Yu is an accomplished engineer and has served as deputy director at Duel Research Group since July 2007, in charge of the development of several cutting-edge technologies and products, such as micro-negative pressure catalytic cracking of waste tires at low temperature, nanoscale thermal insulation coating, and hydrophobic and hydrophilic photocatalyst products. Prior to Duel Research Group, Mr. Yu worked as an engineer at Moore Product Company from 1999 to 2004, during which he led the development of 300,000kW and 600,000kW thermal power plant control systems. In recent years, Mr. Yu’s research focused on the kinetics principle of AOD metallurgical process and created a world-leading product quality control system based on his research. We believe Mr. Yu is qualified to serve on our board of directors because of his profound knowledge in engineering and industrial application of technologies as well as his contacts and relationships.
Xuan Liu has been our director since our inception. Mr. Xuan Liu currently has been serving as chief engineer at China Ocean High Energy Technology Research Institute since July 2018 and is responsible for research involving experiment on uranium and lithium extraction from the seawater and projects on warm and concentrated seawater recycling in nuclear power plants. He has also been a director at the research and development center at China Science Tsing Research (Beijing) Institute of Science and Technology since

2019. Early in his career, Mr. Xuan Liu was involved in various projects involving rare mineral extraction and special alloy smelting. Mr. Xuan Liu received his bachelor’s degree in mineralogy from Central South University in Changsha in 1983. We believe Mr. Liu is qualified to serve on our board of directors because of his profound knowledge in research and development as well as his contacts and relationships.
Jincheng Ma will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Ma has been an independent director at Dalian Demaishi Precision Technology Co., Ltd. (SZSE: 301007), since August 2017. Mr. Ma is a professor at Dongbei University of Finance & Economics, where he has been working since March 1990. Primarily focusing on corporate governance, merger, acquisition and restructuring, Mr. Ma is an accomplished researcher and has published various academic papers on top journals. Mr. Ma received his Ph.D. degree in international economics and trades from Dongbei University of Finance & Economics. We believe Mr. Ma is qualified to serve on our board of directors because of his extensive financial and transaction knowledge and experience.
Chengzhong Li will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Li is experienced in finance and accounting. Mr. Li served multiple positions including chief accountant and first deputy general manager at Liaoning Property Group Corporation from 1965 to 2000, during which he concurrently served as the director of finance at Department of Materials of Liaoning Province from May 1965 to June 1993 and the chief accountant and first vice president at Liaoning Material Group Corporation from 1991 to 1993. Mr. Li also served as the vice president at Liaoning Baoye Accounting Firm Co., Ltd. from 2003 to 2014 and the independent director at Dalian Tianbao Green Food Co., Ltd from July 2007 to July 2010. Mr. Li was a certified public accountant in China from 1997 to 2015. We believe Mr. Li is qualified to serve on our board of directors because of his knowledge in accounting and finance.
Rongyu Chi will serve as our independent director immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus forms a part. Mr. Chi was a general secretary at the higher education department of the Chinese Abacus Association from 1988 to 2004 and associate professor at Dongbei University of Finance & Economics from 1969 to 2004. Mr. Chi received his bachelor’s degree in economics from Shandong Economics University.
Number, Terms of Office and Appointment of Officers and Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of six members. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.
Director Independence
The [NASDAQ listing] standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have two “independent directors” as defined in the [NASDAQ listing standards] and applicable SEC rules prior to completion of this offering. Our board has determined that each of Jincheng Ma,

Chengzhong Li and Rongyu Chi are independent directors under applicable SEC and [NASDAQ rules]. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers or directors have received any cash or non-cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the [NASDAQ] through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor a total of $10,000 per month for office space, administrative and support services. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Committees of the board of directors
Upon the effective date of the registration statement of which this prospectus forms part, our board of directors will have two standing committees: an audit committee and a compensation committee. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below. Subject to phase-in rules and a limited exception, [NASDAQ rules] and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and [NASDAQ rules] require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Chengzhong Li, Jincheng Ma and Rongyu Chi. Chengzhong Li will serve as chairman of the audit committee.
Each member of the audit committee is financially literate and our Board of directors has determined that Chengzhong Li qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Rongyu Chi, Chengzhong Li and Jincheng Ma, Rongyu Chi will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•
reviewing and approving the compensation of all of our other officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by [NASDAQ] and the SEC.

Director Nominations
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or [NASDAQ rules]. In accordance with [Rule 5605 of the NASDAQ rules], a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Jincheng Ma, Chengzhong Li, and Rongyu Chi. In accordance with [Rule 5605 of the NASDAQ rules], all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for appointment at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.
Code of Ethics
Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”
Conflicts of Interest
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•
duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•
duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•
directors should not improperly fetter the exercise of future discretion;

•
duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•
duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Potential investors should also be aware of the following other potential conflicts of interest:
•
None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Officers.”

•
Our sponsor, officers and directors have agreed to waive their redemption rights with respect to our founder shares, private placement shares and public shares in connection with the consummation of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their redemption rights with respect to their founder shares and private placement shares if we fail to consummate our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units and underlying securities will be worthless. With certain limited exceptions, 50% of the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement units and underlying securities will not be transferable, assignable or salable by our sponsor until

30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.
Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:
Individual(1)	Entity	Entity’s Business	Affiliation
Zhizhuang Miao	Zhonghuan (Guangzhou) Investment Development Co. Ltd. and its subsidiaries	Environmental consulting services	Legal representative and chairman manager
	Dalian Yishun Green Technology Co. Ltd.	Green energy	Director
	Dalian Bomei Technology Co., Ltd.	Environmental protection and water treatment	Director
	Dalian Tangchao Environmental Protection Technology Co. Ltd.	Environmental technology development	Supervisor
	Guangdong Jiahongyuan International Trade Co. Ltd.	Sales of high-quality special steel materials	Legal representative and chairman
	Shaanxi Lianyou Yujin Petroleum Engineering Technology Service Co. Ltd.	Sales of machinery and equipment	Legal representative and chairman
	Zhejiang Free Trade Zone Mu’er Network Technology Co. Ltd.	Socio-economic consulting services	Legal representative, executive director, and manager
	Dalian Jiafengda Renewable Resources Co. Ltd.	Recycling of waste materials	20% shareholder
	Guizhou Zhonghuan Environmental Protection Technology Co. Ltd.	Recycling of waste materials	Legal representative, executive director, and general manager
	Guizhou Zhonghuan Energy Investment Co. Ltd.	Investment activities with own funds	Legal representative, executive director, and general manager
	Beijing Huachuan Xinrun Investment Co. Ltd.	Investment management	Legal representative, executive director, manager, and 40% shareholder
	Dalian Juqi Environmental Protection Technology Co. Ltd.	Research and development and related technical consulting services of environmental protection equipment, water treatment equipment and gas boiler technology	Supervisor and 10% shareholder
	Dalian Xiaoping Island City Fishing Port Leisure Fishery Co. Ltd	Recreational fishing services	Manager

Individual(1)	Entity	Entity’s Business	Affiliation
	Zhonghuan International (BVI) Limited	Investment holding	Director
	Zhonghuan International Industry Development (Hainan) Co. Ltd.	Development of artificial intelligence application	Legal representative, CFO, executive director, general manager, and 100% shareholder
	Dalian Zhonghuan Resource Circulation Technology Partnership LP	Research and development of resource recycling technology	Legal representative and 0.0027% shareholder
Bin Yang	ShenzhenWongtee International Enterprise Co.Ltd.	Distribution of daily necessities	Deputy general manager and board secretary
	Beijing Guonong Property Management Co. Ltd.	Property management	Executive director
	Shenzhen Moyi Capital Co. Ltd.	Investment activities	Supervisor and 5% shareholder
	Shenzhen Zhonghao Management Consulting Co. Ltd.	Financial and information consulting	Legal representative, executive director, and 60% shareholder (40% owned by Yang’s wife)
	Shenzhen Zhongxin Yiyuan Investment Co. Ltd.	Investment activities with own funds	Legal representative, executive director, and general manager
	Wuhan Hengfa Technology Co. Ltd.	Technology development, production and sales of digital products	Director
Jincheng Ma	Dalian Demaishi Precision Technology Co. Ltd.	Micro precision shaft production	Independent director
Zhao Yu	Dalian Moore Control Systems Co. Ltd	Research and development of instrumentation, environmental protection equipment and automatic control devices	Legal representative, executive director, general manager, and 99.5% shareholder
Xuan Liu	Liaoning Shenquan Biotechnology Co. Ltd.	Food business	Supervisor and 12% shareholder
	Zhongling Agricultural Development (Liaoning) Group Co.	Animal breeding	Supervisor and 5% shareholder
	Shouyu Green Agriculture Development (Liaoning) Co. Ltd.	Urban distribution and transportation services	Managing director, general manager, 51% shareholder, and legal representative
	Guizhou Zhongkeyani Recycling Technology Research Institute Co. Ltd. and its subsidiaries	Research and experimental development of materials science engineering	General manager and 40% shareholder
	Zhongkeyani New Material R & D Center (Liaoning) Co. Ltd.	Research and development of bio-organic fertilizer	Legal representative, managing director, and manager
	Dalian Icaro Ecological Technology Co. Ltd.	Ecological resource monitoring	Managing director, 34% shareholder, and legal representative
William Liu Wu	Global Business Strategy Corp.	Investment holding	Principal partner
	DoubleTree Investment Partners	Investment holding	Co-founder and CEO
	Global Business Strategy Corporation	Investment holding	Partner

Individual(1)	Entity	Entity’s Business	Affiliation
Guomei Han	Dalian Bomei Technology Co. Ltd.	Environmental protection and water treatment	Legal representative, director, and 53.25% shareholder
	Dalian Jiarui Environmental Protection Technology Co. Ltd.	Environmental protection technology development	Managing director and 90% shareholder
Yizhi Guo	Dalian Yishun Green Technology Co. Ltd.	Green energy	CEO and manager
	Zhonghuan International Group (Hong Kong) Limited	Investment holding	CTO

(1)
Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination, because the specific focuses of a majority of these entities differ from our focus and the type or size of the transaction that such companies would most likely consider are of a size and nature substantially different than what we are targeting.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.
In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•
each of our officers, directors and director nominees that beneficially own ordinary shares; and

•
all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.
The below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 225,000 founder shares, and that there are 7,827,500 ordinary shares issued and outstanding after this offering.
Name and Address of Beneficial Owner(1)	Prior to Offering		After Offering
	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(2)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Carbon Neutral Holdings Inc.(3)	1,725,000	100.0%	1,827,500	23.35%
Zhizhuang Miao(4)	862,500	50.0%	913,750	11.67%
Xuan Liu(4)	708,975	41.1%	751,102	9.60%
Zhao Yu(4)	67,275	3.9%	71,273	*
Guomei Han(4)	37,950	2.2%	40,205	*
Yizhi Guo(4)	48,300	2.8%	51,170	*
All directors and officers as a group (5 individuals)	1,725,000	100.0%	1,827,500	23.35%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is Room 902, Unit 1, 8th Floor, Building 5, No. 201, Tangli Road, Chaoyang District, Beijing, People’s Republic of China.

(2)
Based on 1,725,000 ordinary shares immediately prior to this offering.

(3)
Represents shares held by our sponsor. The shares held by our sponsor are beneficially owned by Zhizhuang Miao, Xuan Liu, Zhao Yu, Guomei Han and Yizhi Guo.

(4)
Such individual indirectly own our ordinary shares through his or her ownership of shares of our sponsor. Through Carbon Neutral Management Holdings Limited, Zhizhuang Miao owns 50% of the equity interest in our sponsor. Carbon Neutral Management Holdings Limited is a British Virgin Islands company with a registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Through Carbon Neutral Technology Limited, Xuan Liu, Zhao Yu, Guomei Han and Yizhi Guo own 41.1%, 3.9%, 2.2% and 2.8% of the equity interest in our sponsor. Carbon Neutral Technology Limited is a British Virgin Islands company with a registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Our sponsor has agreed to purchase an aggregate of 327,500 private placement units (or up to 350,000 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.0 per unit for an aggregate purchase price of $3,275,000 (or $3,500,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one private placement share and one private placement right granting the holder thereof the right to receive one-sixth of an ordinary share upon the consummation of an initial business combination. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units and underlying securities will be worthless.
Our sponsor, officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.
Transfers of Founder Shares and Private Placement Units
The founder shares, private placement units and any underlying securities are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our sponsor. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of (A) 50% of the founder shares, until the earlier of (x) six months after the date of the consummation of our initial business combination or (z) the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (B) the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or (C) earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement units and the underlying securities, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) by virtue of the laws of the Cayman Islands or our sponsor’s constitutional documents upon dissolution of our sponsor; provided, however, that in the case of clauses (a) through (e) or (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).
Registration Rights
The holders of the founder shares, private placement units, units issuable to the underwriters if the underwriters’ over-allotment option is exercised, and units that may be issued on conversion of working capital loans and extension loans (and any securities underlying the private placement units) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On August 23, 2021, our sponsor purchased 1,000,000 founder shares for an aggregate purchase price of $100, or approximately $0.0001 per share. On December 2, 2021 and November 11, 2022, our sponsor purchased 840,000 and 1,035,000 founder shares, respectively, at $0.0001 per share. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor at par value $0.0001 per share for an aggregate price of $115, and off-set the consideration receivable from the sponsor, following which our sponsor holds 1,725,000 founder shares. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Our sponsor will own approximately 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and taking into account ownership of the private placement units). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares of our sponsor prior to this offering at 20% of our issued and ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units).
Our sponsor has agreed to purchase an aggregate of 327,500 private placement units (or 350,000 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per private placement units in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one private placement share, and one private placement right granting the holder thereof the right to receive one-sixth of an ordinary share upon the consummation of an initial business combination.
As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
We will enter into an Administrative Services Agreement with our sponsor pursuant to which we will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes 12 months, our sponsor will be paid a total of $120,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
As of the date of this prospectus, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2023, we did not have any borrowing under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2023 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds that has been allocated for the payment of offering expenses. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration rights agreement with respect to the founder shares, private placement units, and units issued upon conversion of working capital loans and extension loans (if any), and the securities underlying the private placement units, which is described under the heading “Principal Shareholders — Registration Rights.”
From August 23, 2021 to June 30, 2023, our related parties, including Moore (Dalian) Technology Co., Ltd (“Moore”), Beijing Huachuan Xingrun Investment Co., Ltd (“Huachuan”) and Miao Zhizhuang, made several payments on our behalf. The payments were non-interest bearing and had no due date.
The following table sets forth the amount due to related parties for the periods indicated:
		As of
	June 30, 2023	December 31, 2022	December 31, 2021
Moore(1)	$779,808	$729,808	$426,568
Miao Zhizhuang(2)	$136,844	$68,154	—
Huachuan(3)	$10,325	$10,325	—
Amounts due to related parties	$926,977	$808,287	$426,568

(1)
Moore, a related party of us, paid offering costs of $50,000 for the six months ended June 30, 2023, paid offering costs of $303,240 for the year ended December 31, 2022, and paid offering costs of $423,188 and foundation fee of $3,380 from August 23, 2021 to December 31, 2021. The amount will be repaid upon the closing of this offering with proceeds of private placement units.

(2)
Miao Zhizhuang, our chairman of the board of directors and chief executive officer, paid offering costs of $68,690 for the six months ended June 30, 2023, and paid offering costs of $68,154 and nil for the year ended December 31, 2022 and 2021, respectively. The amount will be repaid upon the closing of this offering with proceeds of private placement units.

(3)
Huachuan, a related party of us, paid offering costs of $10,010 and nil for the year ended December 31, 2022 and 2021, respectively. The amount will be repaid upon the closing of this offering with proceeds from private placement units. Besides, we received loans from Huachuan of $315 and nil for the year ended December 31, 2022 and 2021, respectively.

Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
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Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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Payment to our sponsor of $10,000 per month, for 12 months, for office space, utilities and secretarial and administrative support;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into private placement units, at a price of $10.00 unit at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES
We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 495,000,000 ordinary shares, $0.0001 par value each, and 5,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.
Units
Public Units
Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one-sixth of an ordinary share upon the consummation of an initial business combination.
The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the closing of this offering unless the underwriters inform us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights.
In no event will the ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus.
Private Placement Units
The private placement units (including the rights or ordinary shares issuable upon conversion of the rights) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with the sponsor). Holders of our private placement units are entitled to certain registration rights. Otherwise, the private placement units have terms and provisions that are identical the units sold in this offering. The price of the private placement units was determined in negotiations between our sponsor and the underwriter for this offering, with reference to the prices paid by initial shareholders for such rights in special purpose acquisition companies, which have recently consummated their initial public offerings.
If we do not consummate an initial business combination within 12 months (or 15 or 18 months, as applicable) from the closing of this offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units (and the underlying securities) will expire worthless.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the private placement units sold in the private placement.
Each of the units that may be issued upon conversion of extension loans and working capital loans shall be identical to the private placement units. Following the expiration of the lock-up described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units” with respect to the private placement units, units upon conversion of working capital loans and extension loans and their respective underlying securities, such securities will be transferable, assignable or saleable, subject to an effective registration statement covering such securities or an applicable exemption from registration.
Ordinary Shares
As of the date of this prospectus, there are 1,725,000 ordinary shares outstanding, all of which are held of record by our initial shareholder. This includes an aggregate of 225,000 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial shareholders will own approximately 20% of our issued and outstanding shares after this offering (assuming our sponsor does not purchase any units in this offering and not taking into account ownership of the private placement units). Upon closing of this offering, 7,827,500 (assuming no exercise of the underwriters’ over-allotment option) ordinary shares will be outstanding.
If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units).
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of two years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated memorandum and articles of association will authorize the issuance of up to 495,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with [NASDAQ corporate governance requirements], we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on [NASDAQ]. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is anticipated to be approximately $10.05 per public share. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination.
If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, or if we remain a foreign private issuer, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, and we are no longer a foreign private issuer, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote thereon, voted at a general meeting of the company. However, the participation of our sponsor, officers, directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
We will have until 12 months from the closing of this offering to consummate our initial business combination. In addition, if we anticipate that we may not be able to consummate our initial business combination within 12 months, our sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination in the absence of a definitive agreement is for our sponsor, upon 10 days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. In the event that our sponsor elected to extend the time to complete a business combination and deposited the applicable amount of money into trust, it would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private placement units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private placement units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our sponsor 10 days prior to the applicable deadline of its intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the extended time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units will expire and will be worthless. The public shareholders will not be able to vote on or redeem their public shares in connection with any such extensions.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below and (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (x) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the timeframe set forth therein or (y) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholder’s founder shares, we would need only 2,086,251, or approximately 34.8% (assuming all outstanding shares are voted and no exercise of the underwriters’ over-allotment option) or 129,376, or approximately 2.2% (assuming only the minimum number of shares representing a quorum are voted and no exercise of the underwriters’ over-allotment option) of the 6,000,000 public shares in order to have our initial business combination approved (assuming the over-allotment option is not exercised).
With certain limited exceptions, 50% of the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Register of Members
Under Cayman Islands law, we must keep a register of members and there shall be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

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whether voting rights are attached to the share in issue; the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preference shares
Our amended and restated memorandum and articles of association will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.
Rights
If we enter into a definitive agreement for a business combination in which we will be the surviving entity, each holder of a right will receive one-sixth of one ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our memorandum and articles of association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours).
If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary share will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-sixth share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.
If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.
As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Although a company incorporated in the Cayman Islands may issue fractional shares, it is not our intention to issue any fractional shares upon conversions of the rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by the amended and restated memorandum and articles of association, the Companies Act and other applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive ordinary shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a share capitalization with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming it does not purchase units in this offering and not taking into account ownership of the private placement units). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Rights Agent
The transfer agent for our ordinary shares and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and rights agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.
Shareholders’ Suits.   Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.   We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue negotiable or bearer shares or shares with par value $0.0001;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Our Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.
Our sponsor, who will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming it does not purchase units in this offering, and not taking into account ownership of the private placement units), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:
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if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 or 18 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve;

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prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

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if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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so long as we obtain and maintain a listing for our securities on [NASDAQ], our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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if our shareholders approve an amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering, or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares; and

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we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Securities Eligible for Future Sale
Immediately after this offering we will have 7,827,500 (or 8,975,000 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 6,000,000 ordinary shares (or 6,900,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,500,000 (or 1,725,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 327,500 private placement shares (or 350,000 shares if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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1% of the total number of ordinary shares then issued and outstanding, which will equal 78,275 shares immediately after this offering (or 89,750 if the underwriters exercise their over-allotment option in full), on an as converted basis; or

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the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement units pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares, private placement units, and units that may be issued on conversion of working capital loans and extension loans (and any securities underlying the private placement units) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
We have applied to list our units, ordinary shares and rights on NASDAQ under the symbols “GLACU,” “GLAC,” and “GLACR” on or promptly after the effective date of the registration statement. Following the date the ordinary shares and rights are eligible to trade separately, we anticipate that the ordinary shares and rights will be listed separately and as a unit on NASDAQ. We cannot guarantee that our securities will be approved for listing on NASDAQ.

TAXATION
The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.
United States Federal Income Taxation
General
The following discussion summarizes the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one right) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that comprise the units).
This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:
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financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our shares by vote or by value;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax, any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares, or rights who or that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.
If a beneficial owner of our securities is not a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.
THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO

SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.
Allocation of Purchase Price and Characterization of a Unit
There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one right to receive one-sixth of an ordinary share. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the right that comprise the unit based on their respective relative fair market values at the time of issuance. Under U.S. federal income tax law, each holder must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, each holder should consult his or her tax advisor regarding the determination of value for these purposes. A holder’s initial tax basis in the ordinary share and right included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and right comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and the right based on their respective relative fair market values at the time of disposition. The separation of the ordinary share and right comprising a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of our ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and right that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
Taxation of Distributions Paid on Ordinary Shares
Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.
With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Rights” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other holding period requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions
The terms of each right provide for an adjustment to the number of shares for which the right may be exercised or to the exercise price of the right in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the rights would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the right holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares. Such constructive distribution would be subject to tax in the same manner as if the U.S. Holders of the rights received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions.
Taxation on the Disposition of Ordinary Shares and Rights
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares or rights which, in general, would include a redemption of ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an in initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights based upon the then fair market values of the ordinary shares and the rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares and rights (that is, the portion of the purchase price of a unit allocated to an ordinary share or right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “—Acquisition of Ordinary Shares Pursuant to a Right” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to a Right.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or rights exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to limitations.
Redemption of Ordinary Shares
Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (each of which we refer to as a “redemption”), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale or exchange of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “—Taxation on the Disposition of Ordinary Shares and Rights” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale or exchange treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning rights) relative to all of our shares outstanding both before and after such redemption. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of a right. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.
If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.
Exercise, Lapse or Redemption of a Right
Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a right for cash. An ordinary share acquired pursuant to the exercise of a right for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the right, increased by the amount paid to exercise the right. It is unclear whether a Holder’s holding period for the ordinary share will commence on the date of exercise of the right or the day following the date of exercise of the right; in either case, the holding period will not include the period during which the U.S. Holder held the right. If a right is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the right.
The tax consequences of a cashless exercise of a right are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the rights. If the cashless exercise was not a realization event, it is unclear when a U.S. Holder’s holding period for the ordinary shares would be treated as commencing. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the rights.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered rights having an aggregate fair market a value equal to the exercise price for the total number of right to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares received in respect of the right deemed surrendered and the U.S. Holder’s tax basis in such rights. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the rights deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the exercised rights (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the rights, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such rights. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the right or the day following the date of exercise of the right. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
While not free from doubt, a redemption of rights for ordinary shares when the price per ordinary share equals or exceeds $16.50 should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. Holder should not recognize any gain or loss on the redemption of rights for ordinary shares. In such event, a U.S. Holder’s aggregate tax basis in the ordinary shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the rights redeemed and the holding period for the ordinary shares received should include the U.S. Holder’s holding period for the surrendered rights. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of rights. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of rights for ordinary shares.
Subject to the PFIC rules described below, if we redeem rights for cash pursuant to our redemption rights, such redemption generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Ordinary Shares and Rights.”
Passive Foreign Investment Company Rules
A non-U.S. corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or rights and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

•
any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or right; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares and right;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but not our rights) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder may not make a QEF election with respect to its right to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such rights (other than upon redemption of such rights), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the rights. If a U.S. Holder that exercises such rights properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the rights), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the rights for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our rights. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.
Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election likely may not be made with respect to our rights.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the [Nasdaq Global Market], or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares or rights should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares or rights under their particular circumstances.
Tax Reporting
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.
Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.
Non-U.S. Holders
Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).
In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares and rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).
Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of an ordinary share upon the exercise or lapse of a right held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share or exercise of a right by a U.S. Holder, as described under “U.S.

Holders — Acquisition of Ordinary Shares Pursuant to Right,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and rights.
Backup Withholding and Information Reporting
Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING
We are offering the units described in this prospectus through the underwriters named below. Chardan Capital Markets, LLC (“Chardan”) is the book-running manager of this offering and as representatives of the underwriters named below. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to its name in the following table.
Underwriter	Number of Units
Chardan Capital Markets, LLC
Total	6,000,000
The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the underwriters’ option to purchase additional units as described below.
Our units are offered subject to a number of conditions, including:
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receipt and acceptance of our units by the underwriters; and

•
the underwriters’ right to reject orders in whole or in part.

We have been advised by the representatives that the underwriters intend to make a market in our units but that they are not obligated to do so and may discontinue making a market at any time without notice.
Option to Purchase Additional Units
We have granted the underwriters an option to buy up to an aggregate of 900,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.55 per unit from the initial public offering price. Sales of units made outside of the United States may be made by affiliates of the underwriters. If all the units are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.
The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 900,000 additional units.
	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Discount(1)	$0.55	$3,300,000	$3,795,000
Proceeds before expenses(2)	$9.45	$56,700,000	$65,205,000

(1)
Such amount includes $1,200,000, or $0.20 per unit, equal to 2% of the gross proceeds of this offering (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters at the completion of this offering and $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions upon completion of a business combination.

(2)
The offering expenses are estimated at $950,000, assuming there is no exercise of the underwriters’ over-allotment option and not including the underwriting discount.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $950,000. We have agreed to pay for the FINRA-related fees. We have agreed to pay Chardan for all accountable out-of-pocket costs and expenses (including but not limited to, travel, due diligence expenses, fees and expenses of its legal counsel, roadshow and background check on the Company’s principals, mailing, printing and reproduction expenses) reasonably incurred by Chardan in connection with this initial public offering of up to $180,000. We made advance payment in $50,000 to Chardan on November 10, 2022.
Right of First Refusal
Subject to certain conditions, we granted Chardan, for a period of 18 months after the date of the consummation of our business combination, a right of first refusal (but not the obligation) to act as sole book runner, and/or sole placement agent, at Chardan’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. Pursuant to FINRA Rule 5110(g)(6)(A). this right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.
No Sales of Similar Securities
Our sponsor has agreed not to transfer, assign or sell its founder shares (A) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, (B) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, or (C) earlier, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders”). We refer to such transfer restrictions throughout this prospectus as the lock-up.
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
Nasdaq Listing
We have applied for listing of our units on Nasdaq under the symbol “GLACU” and, once the ordinary shares and rights begin separate trading, we expect our ordinary shares and rights will be listed on Nasdaq under the symbols “GLAC” and “GLACR” respectively.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:
•
stabilizing transactions;

•
short sales;

•
purchases to cover positions created by short sales;

•
imposition of penalty bids; and

•
syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Affiliations
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.
Except as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Notice to Residents of Canada
The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Regulation (each, a “relevant member state”), with effect from and including the date on which the Prospectus Regulation is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Regulation.
For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France.

•
Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1|Mbb[-or-2|Mbb[-or 3|Mbb[ of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

LEGAL MATTERS
Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and rights. Maples and Calder (Hong Kong) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. In connection with this offering, Loeb & Loeb LLP and Magstone Law, LLP are acting as counsels to the underwriters.

EXPERTS
The financial statements of Global Lights Acquisition Corp as of December 31, 2021 and 2022 appearing in this prospectus have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Global Lights Acquisition Corp to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual reports, and (so long as we are a foreign private issuer, voluntarily) quarterly and current event reports, and (if we will not be a foreign private issuer at such time) proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

GLOBAL LIGHTS ACQUISITION CORP
INDEX TO FINANCIAL STATEMENTS
Page
Report of Independent Registered Public Accounting Firm (PCAOB ID: 5395)	F-2
Balance Sheets as of December 31, 2022 and December 31, 2021	F-3
Statements of Operations for the year ended December 31, 2022 and for the period from August 23, 2021 (inception) through December 31, 2021	F-4
Statements of Changes in Shareholder’s Deficit for the year ended December 31, 2022 and for the period from August 23, 2021 (inception) through December 31, 2021	F-5
Statements of Cash Flows for the year ended December 31, 2022 and for the period from August 23, 2021 (inception) through December 31, 2021	F-6
Notes to Financial Statements	F-7 – F-18
Unaudited Condensed Balance Sheets as of June 30, 2023 and December 31, 2022	F-19
Unaudited Condensed Statements of Operations for the six months ended June 30, 2023 and 2022	F-20
Unaudited Condensed Statements of Changes in Shareholder’s Deficit for the six months ended June 30, 2023 and 2022	F-21
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2023 and 2022	F-22
Notes to Unaudited Condensed Financial Statements	F-23 – F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of Global Lights Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Global Lights Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in shareholder’s deficit and cash flows for the year ended December 31, 2022 and for the period from August 23, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from August 23, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum Asia CPAs LLP
Marcum Asia CPAs LLP
We have served as the Company’s auditor since 2021.
New York, NY
September 22, 2023
Firm ID: 5395

GLOBAL LIGHTS ACQUISITION CORP
BALANCE SHEETS
	December 31, 2022	December 31, 2021
ASSETS
Cash	$315	$—
Deferred offering costs	836,340	618,641
Total Assets	$836,655	$618,641
LIABILITIES AND SHAREHOLDER’S DEFICIT
Amount due to related parties	$808,287	$426,568
Accrued offering costs	105,025	195,453
Total Current Liabilities	$913,312	$622,021
Commitments
Shareholder’s Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 495,000,000 shares authorized; 1,725,000 shares issued and outstanding(1)(2)	$173	$173
Additional paid-in capital	—	—
Share subscription receivable	(173)	(173)
Accumulated deficit	(76,657)	(3,380)
Total Shareholder’s Deficit	$(76,657)	$(3,380)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$836,655	$618,641

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Includes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

GLOBAL LIGHTS ACQUISITION CORP
STATEMENTS OF OPERATIONS
	For the year ended December 31, 2022	For the Period from August 23, 2021 (inception) through December 31, 2021
Formation costs and operating costs	$73,277	$3,380
Net Loss	$(73,277)	$(3,380)
Weighted average number of shares outstanding, basic and diluted(1)(2)	1,500,000	1,500,000
Basic and diluted net loss per ordinary share	$(0.049)	$(0.002)

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previous issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor and off-set the consideration receivable from the sponsor. Following which the Sponsor holds 1,725,000 founder shares in total and total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Excludes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

GLOBAL LIGHTS ACQUISITION CORP
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT
	Ordinary Shares		Additional Paid in Capital	Share Subscription Receivable	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – August 23, 2021 (inception)	—	$—	$—	$—	$—	$—
Issuance of ordinary share to Sponsor(1)(2)	1,725,000	173	—	(173)	—	—
Net loss	—	—	—	—	(3,380)	(3,380)
Balance – December 31, 2021	1,725,000	$173	$—	$(173)	$(3,380)	$(3,380)
Net loss	—	—	—	—	(73,277)	(73,277)
Balance – December 31, 2022	1,725,000	$173	$—	$(173)	$(76,657)	$(76,657)

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previous issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Includes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

GLOBAL LIGHTS ACQUISITION CORP
STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2022	For the Period from August 23, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(73,277)	$(3,380)
Changes in operating assets and liabilities:
Amount due to related parties	$73,592	$3,380
Net cash provided by operating activities	$315	$—
Net Change in Cash	315	—
Cash – Beginning	—	—
Cash – Ending	$315	$—
Supplemental disclosure of non-cash activities:
Deferred offering costs	$217,699	$618,641
Offering costs paid by related parties	$308,127	$426,568
Accrued offering costs and expenses	$90,428	$195,453
Ordinary shares issued for subscription receivable	$—	$173
The accompanying notes are an integral part of these financial statements.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Global Lights Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on August 23, 2021. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in and around several investment- worthy areas: (1) clean energy; (2) green financing; (3) circular economy; (4) energy technology; (5) low carbon consumption; and (6) carbon capture and storage, or CCS.
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from August 23, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Carbon Neutral Holding Inc., a Cayman Islands exempted company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Public Units” and, with respect to the shares of ordinary share included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 327,500 private placement units (or 350,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Private Placement Units in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Public Unit consists of one ordinary share, and one right to receive one-sixth of an ordinary share at the closing of the Company’s Business Combination (the “Public Rights”) as described in Note 7. Each Private Placement Unit consists of one ordinary share and one right to receive one-sixth of an ordinary share at the closing of the Company’s Business Combination (the “Private Rights” and collectively with the “Public Rights” the “Rights”) as described in Note 7.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post- transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.05 per Unit sold in the Proposed Public Offering, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.
If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Initial Shareholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 12 months from the closing of the Proposed Offering to consummate the initial business combination. In addition, if the Company is unable to consummate the initial business combination within 12 months, the sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of the amended and restated certificate of incorporation and the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company on the date of prospectus, the only way to

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
extend the time available for the Company to consummate the initial business combination in the absence of a definitive agreement is for the sponsor, upon ten days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. The Amended and Restated Memorandum and Articles of Association will require that such an amendment be approved by a majority of not less than two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. The public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from fifteen months to eighteen months described above or redeem their shares in connection with such extensions.
If the Company is unbale to complete a Business Combination within the extended Combination period, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association and the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law. If the Company is forced to liquidate, the amount in the Trust Account (less the aggregate nominal par value of the shares of the Company’s public shareholders) under the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) will be treated as share premium which is distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, the Company is able to pay the debts as they fall due in the ordinary course of business. If the Company is forced to liquidate the Trust Account, the public shareholders would be distributed the amount in the Trust Account calculated as of the date that is two days prior to the distribution (including any accrued interest, net of taxes payable).
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.05 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of December 31, 2022, the Company had cash of $315 and working capital deficit (excluding deferred offering costs) of $912,997.
The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On December 23, 2021, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risk and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements.
Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents of $315 and nil as of December 31, 2022 and December 31, 2021, respectively.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering. These costs, together with the underwriting discounts and commissions, will be charged to shareholder’s deficit upon completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2022 and December 31, 2021, the Company has incurred $836,340 and $618,641 of deferred offering costs, respectively.
Redeemable Share Classification
The Company’s Public Shares that will be sold as part of the Units in the Proposed Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
control of the Company. The Public Shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Rights) and as such, the initial carrying value of Public Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Public Shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.
Rights
Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-sixth (1/6) of one ordinary share upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the one-sixth (1/6) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis.
The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of six in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.
For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
As the rights issued upon the IPO and private placements meet the criteria for equity classification under ASC 480, therefore, the rights are classified as equity.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Loss Per Ordinary Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Initial Shareholders. As of December 31, 2022 and December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary share and then shares in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on August 23, 2021 (inception). Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 6,000,000 (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one Public Right to receive one-six of an ordinary share at the closing of the Company’s Business Combination. The Company will not issue fractional shares. As a result, Private Rights may only be converted in multiples of six.
Note 4 — Private Placement
The Sponsor has committed to purchase an aggregate of 327,500 Private Placement Units (or 350,000 units if the underwriters’ over-allotment option is exercised in full) at $10.00 per Private Placement Units in a private placement that will occur simultaneously with the consummation of the Proposed Public Offering. Each Private Placement Unit shall consist of one ordinary share, and one right to receive one- sixth of an ordinary share at the closing of the Company’s Business Combination. The Company will not issue fractional shares. As a result, Private Rights may only be converted in multiples of six. The proceeds from of the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Units.
Note 5 — Related Parties Transactions
Founder Shares
On November 11, 2022, December 2, 2021 and August 23, 2021, the Company issued an aggregate of 1,035,000, 840,000 and 1,000,000 ordinary shares respectively, to the Sponsor (“Founder Shares”) for an aggregate purchase price of $288. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the Sponsor (“Founder Shares”) with a consideration of $115 and off-set the consideration receivable from the sponsor. Following which the Sponsor holds 1,725,000 founder shares in total and total consideration receivable from the sponsor after the off-set is $173. The Company did not receive payment for the Founder Shares. The Founder Shares include an aggregate of up to 225,000 shares subject to forfeiture by the Sponsors to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsors will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units and underlying securities). Accordingly, as of December 31, 2022 and December 31, 2021, the $173 payment due to the Company is recorded as share subscription receivable. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 5 — Related Parties Transactions – continued
The Initial Shareholder has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-division, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or earlier, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Promissory Note — Related Party
On December 23, 2021, the Company’s Sponsor issued an unsecured promissory note (“Promissory Note”) to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of: (i) December 31, 2023 or (ii) the date on which the Company consummates an initial public offering of its securities. There was no outstanding balance of Promissory Note as of December 31, 2022 and December 31, 2021.
Administrative Services Agreement
The Company intends to enter into an Administrative Services Agreement with the Sponsor pursuant to which the Company will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of a Business Combination or liquidation, the Company will cease paying these monthly fees. Accordingly, in the event the consummation of the Business Combination takes 12 months, the Sponsor will be paid a total of $120,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be converted into units of the post Business Combination entity at a price of $10.00 per unit.
Amount Due to Related Parties
For the Period from August 23, 2021 (inception) through December 31, 2022, the Company’s related party Moore (Dalian) Technology Co., Ltd (“Moore”), Beijing Huachuan Xingrun Investment Co., Ltd (“Huachuan”) and Miao Zhizhuang made several payments on behalf of the Company. The payments were non-interest bearing and had no due date.
No.	Names of related parties	Relationship
1	Miao Zhizhuang	Chairman of the board of directors and chief executive officer of the Company
2	Moore	80% equity interests owned by Miao Zhizhuang’s spouse
3	Huachuan	40% equity interests owned by Miao Zhizhuang

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 5 — Related Parties Transactions – continued
Amount due to related parties consisted of the following for the periods indicated:
	As of December 31,
	2022	2021
Moore(1)	$729,808	$426,568
Miao Zhizhuang(2)	68,154	—
Huachuan(3)	10,325	—
Amounts due to related parties	$808,287	$426,568

(1)
Moore, a related party of the Company, paid offering costs of $303,240 for the year ended December 31, 2022, and paid offering costs of $423,188 and foundation fee of $3,380 for the period from August 23, 2021 (inception) through December 31, 2021. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement.

(2)
Miao Zhizhuang, the chairman of the board of directors and chief executive officer of the Company, paid offering costs of $68,154 and nil for the year ended December 31, 2022 and 2021, respectively. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement.

(3)
Huachuan, a related party of the Company, paid offering costs of $10,010 and nil for the year ended December 31, 2022 and 2021, respectively. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement. Besides, the Company received loan from Huachuan of $315 and nil for the year ended December 31, 2022 and 2021, respectively.

Note 6 — Commitments
Registration rights
The holders of the Founder Shares, Private Placement Units (and all underlying securities), and any shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. The holders of a majority of the Private Placement Units issued in payment of Working Capital Loans made to the Company can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Offering price, less the underwriting discounts and commissions. The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate (or $1,380,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Offering, and $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable for deferred underwriting commissions upon completion of a business combination.
Right of First Refusal
The Company shall give the underwriters the right (but not the obligation) of first refusal to act as the sole provider, from the closing of the Business Combination through the eighteen (18) month anniversary thereof, of any arrangement or facility enabling the Company to raise capital through the sale or other

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 6 — Commitments – continued
distribution of its shares or any other equity-linked securities directly or indirectly (e.g., by sales of immediately registered shares) to the public markets.
Note 7 — Shareholders’ Deficit
Preference shares — The Company is authorized to issue 5,000,000 preference shares each with a par value of US$0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2022 and 2021, there were no shares of preference shares issued or outstanding.
Ordinary shares — The Company is authorized to issue 495,000,000 shares each with a par value of US$0.0001 with the power to redeem any of its shares, increase or reduce such capital and to issue all or any part of its capital (whether original, redeemed, increased or reduced) with or without any preference, priority or special privilege, or subject to any postponement of rights, or to any conditions or restrictions whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be preference or otherwise, shall be subject to the powers on the part of the Company hereinbefore contained. Holders of the ordinary share are entitled to one vote for each share. On August 23, 2021, there were 1,000,000 shares of ordinary share issued and outstanding. On December 2, 2021, the Company issued 840,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,000,000 ordinary shares, with consideration receivable from the sponsor. On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,840,000 ordinary shares, with consideration receivable from the sponsor. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the Sponsor (“Founder Shares”) and off- set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. As of December 31, 2022 and 2021, among the 1,725,000 shares issued to the Sponsor, 225,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the initial shareholder will own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the initial shareholder do not purchase any Units in the Proposed Public Offering).
Rights — Each holder of a right will receive one-sixth (1/6) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/6 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 22, 2023, the date that the financial statements were available to be issued. The Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

GLOBAL LIGHTS ACQUISITION CORP
UNAUDITED CONDENSED BALANCE SHEETS
	June 30, 2023	December 31, 2022
ASSETS
Cash	$315	$315
Deferred offering costs	917,863	836,340
Total Assets	$918,178	$836,655
LIABILITIES AND SHAREHOLDER’S DEFICIT
Amount due to related parties	$926,977	$808,287
Accrued offering costs	119,729	105,025
Total Current Liabilities	$1,046,706	$913,312
Commitments
Shareholder’s Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 495,000,000 shares authorized; 1,725,000 shares issued and outstanding(1)(2)	$173	$173
Additional paid-in capital	—	—
Share subscription receivable	(173)	(173)
Accumulated deficit	(128,528)	(76,657)
Total Shareholder’s Deficit	$(128,528)	$(76,657)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$918,178	$836,655

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the Sponsor (“Founder Shares”) and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Includes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The accompanying notes are an integral part of these unaudited condensed financial statements.

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL LIGHTS ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
	For the six months ended June 30,
	2023	2022
Formation costs and operating costs	$51,871	$57,873
Net Loss	$(51,871)	$(57,873)
Weighted average number of shares outstanding, basic and diluted(1)(2)	1,500,000	1,500,000
Basic and diluted net loss per ordinary share	$(0.035)	$(0.039)

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previous issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary Shares from the sponsor and off-set the consideration receivable from the sponsor. Following which the Sponsor holds 1,725,000 founder shares in total and total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Excludes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL LIGHTS ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT
	Ordinary Shares		Additional Paid in Capital	Share Subscription Receivable	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – December 31, 2021(1)(2)	1,725,000	$173	$—	$(173)	$(3,380)	$(3,380)
Net loss	—	—	—	—	(57,873)	(57,873)
Balance – June 30, 2022	1,725,000	$173	$—	$(173)	$(61,253)	$(61,253)
Balance – December 31, 2022	1,725,000	$173	$—	$(173)	$(76,657)	$(76,657)
Net loss	—	—	—	—	(51,871)	(51,871)
Balance – June 30, 2023	1,725,000	$173	$—	$(173)	$(128,528)	$(128,528)

(1)
On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previous issued 1,840,000 ordinary shares. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor and off-set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off-set is $173. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares (see Note 7).

(2)
Includes an aggregate of up to 225,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL LIGHTS ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
	For the six months ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(51,871)	$(57,873)
Changes in operating assets and liabilities:
Amount due to related parties	$51,871	$58,188
Net cash provided by operating activities	$—	$315
Net Change in Cash	—	315
Cash – Beginning	315	—
Cash – Ending	$315	$315
Supplemental disclosure of non-cash activities:
Deferred offering costs	$81,523	$40,732
Offering costs paid by related parties	$66,819	$201,239
Accrued offering costs and expenses	$14,704	$160,507
The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Global Lights Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on August 23, 2021. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in and around several investment- worthy areas: (1) clean energy; (2) green financing; (3) circular economy; (4) energy technology; (5) low carbon consumption; and (6) carbon capture and storage, or CCS.
As of June 30, 2023, the Company had not commenced any operations. All activity for the period from August 23, 2021 (inception) through June 30, 2023 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Carbon Neutral Holding Inc., a Cayman Islands exempted company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Public Units” and, with respect to the shares of ordinary share included in the Units being offered, the “Public Shares”) at $10.00 per Unit(or 6,900,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 327,500 private placement units (or 350,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Private Placement Units in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Public Unit consists of one ordinary share, and one right to receive one-sixth of an ordinary share at the closing of the Company’s Business Combination (the “Public Rights”) as described in Note 7. Each Private Placement Unit consists of one ordinary share and one right to receive one-sixth of an ordinary share at the closing of the Company’s Business Combination (the “Private Rights” and collectively with the “Public Rights” the “Rights”) as described in Note 7.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post- transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.05 per Unit sold in the Proposed Public Offering, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
Combination either (i) in connection with a general meeting called to approve the Business Combination or (i) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.
If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Initial Shareholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 12 months from the closing of the Proposed Offering to consummate the initial business combination. In addition, if the Company is unable to consummate the initial business combination within 12 months, the sponsor (or its affiliates or designees) may, but is not obligated to, extend the period of time to consummate a business combination twice by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that, pursuant to the terms of the amended and restated certificate of incorporation and the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company on the date of prospectus, the only way to

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
extend the time available for the Company to consummate the initial business combination in the absence of a definitive agreement is for the sponsor, upon ten days’ advance notice prior to the applicable deadline, to deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. The Amended and Restated Memorandum and Articles of Association will require that such an amendment be approved by a majority of not less than two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. The public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from fifteen months to eighteen months described above or redeem their shares in connection with such extensions.
If the Company is unbale to complete a Business Combination within the extended Combination period, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association and the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law. If the Company is forced to liquidate, the amount in the Trust Account (less the aggregate nominal par value of the shares of the Company’s public shareholders) under the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) will be treated as share premium which is distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, the Company is able to pay the debts as they fall due in the ordinary course of business. If the Company is forced to liquidate the Trust Account, the public shareholders would be distributed the amount in the Trust Account calculated as of the date that is two days prior to the distribution (including any accrued interest, net of taxes payable).
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.05 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations – continued
entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account
Going Concern Consideration
As of June 30, 2023, the Company had cash of $315 and working capital deficit (excluding deferred offering costs) of $1,046,391.
The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On December 23, 2021, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risk and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements.
Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
The accompanying unaudited condensed financial statements as of June 30, 2023 have been prepared in accordance with US GAAP for interim financial information and Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited condensed financial statements as of June 30, 2023 include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of June 30, 2023 and its results of operations and cash flows for the six months ended June 30, 2023 and 2022. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2023 or any future interim period.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents of $315 and $315 as of June 30, 2023 and December 31, 2022, respectively.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering. These costs, together with the underwriting discounts and commissions, will be charged to shareholder’s deficit upon completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2023 and December 31, 2022, the Company has incurred $917,863 and $836,340 of deferred offering costs, respectively.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
Redeemable Share Classification
The Company’s Public Shares that will be sold as part of the Units in the Proposed Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Public Shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Rights) and as such, the initial carrying value of Public Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Public Shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.
Rights
Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-sixth (1/6) of one ordinary share upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the one-sixth (1/6) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis.
The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of six in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.
For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.
As the rights issued upon the IPO and private placements meet the criteria for equity classification under ASC 480, therefore, the rights are classified as equity.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Loss Per Ordinary Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Initial Shareholders. As of June 30, 2023 and December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary share and then shares in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2023 and December 31, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies – continued
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on August 23, 2021 (inception). Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 6,000,000 (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one Public Right to receive one-sixth of an ordinary share at the closing of the Company’s Business Combination. The Company will not issue fractional shares. As a result, Private Rights may only be converted in multiples of six.
Note 4 — Private Placement
The Sponsor has committed to purchase an aggregate of 327,500 Private Placement Units (or 350,000 units if the underwriters’ over-allotment option is exercised in full) at $10.00 per Private Placement Units in a private placement that will occur simultaneously with the consummation of the Proposed Public Offering. Each Private Placement Unit shall consist of one ordinary share, and one right to receive one- sixth of an ordinary share at the closing of the Company’s Business Combination. The Company will not issue fractional shares. As a result, Private Rights may only be converted in multiples of six. The proceeds from of the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Units.
Note 5 — Related Parties Transactions
Founder Shares
On November 11, 2022, December 2, 2021 and August 23, 2021, the Company issued an aggregate of 1,035,000, 840,000 and 1,000,000 ordinary shares respectively, to the Sponsor (“Founder Shares”) for an aggregate purchase price of $288. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the Sponsor (“Founder Shares”) with a consideration of $115 and off-set the consideration receivable from the sponsor. Following which the Sponsor holds 1,725,000 founder shares in

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 5 — Related Parties Transactions – continued
total and total consideration receivable from the sponsor after the off-set is $173. The Company did not receive payment for the Founder Shares. The Founder Shares include an aggregate of up to 225,000 shares subject to forfeiture by the Sponsors to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsors will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units and underlying securities). Accordingly, as of June 30, 2023 and December 31, 2022, the $173 payment due to the Company is recorded as share subscription receivable. All shares and associated amounts have been retroactively restated to reflect the issuance of these shares.
The Initial Shareholder has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of our ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-division, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or earlier, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Promissory Note — Related Party
On December 23, 2021, the Company’s Sponsor issued an unsecured promissory note (“Promissory Note”) to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of: (i) December 31, 2023 or (ii) the date on which the Company consummates an initial public offering of its securities. There was no outstanding balance of Promissory Note as of June 30, 2023 and December 31, 2022.
Administrative Services Agreement
The Company intends to enter into an Administrative Services Agreement with the Sponsor pursuant to which the Company will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of a Business Combination or liquidation, the Company will cease paying these monthly fees. Accordingly, in the event the consummation of the Business Combination takes 12 months, the Sponsor will be paid a total of $120,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be converted into units of the post Business Combination entity at a price of $10.00 per unit.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 5 — Related Parties Transactions – continued
Amount Due to Related Parties
For the Period from August 23, 2021 (inception) through June 30, 2023, the Company’s related party Moore (Dalian) Technology Co., Ltd (“Moore”), Beijing Huachuan Xingrun Investment Co., Ltd (“Huachuan”) and Miao Zhizhuang made several payments on behalf of the Company. The payments were non-interest bearing and had no due date.
No.	Names of related parties	Relationship
1	Miao Zhizhuang	Chairman of the board of directors and chief executive officer of the Company
2	Moore	80% equity interests owned by Miao Zhizhuang’s spouse
3	Huachuan	40% equity interests owned by Miao Zhizhuang
Amount due to related parties consisted of the following for the periods indicated:
	As of
	June 30, 2023	December 31, 2022
Moore(1)	$779,808	$729,808
Miao Zhuangzhi(2)	136,844	68,154
Huachuan(3)	10,325	10,325
Amounts due to related parties	$926,977	$808,287

(1)
Moore, a related party of the Company, paid offering costs of $50,000 for the six months ended June 30, 2023, and paid offering costs of $249,103 for the six months ended June 30, 2022. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement.

(2)
Miao Zhizhuang, the chairman of the board of directors and chief executive officer of the Company, paid offering costs of $68,690 and nil for the six months ended June 30, 2023 and 2022, respectively. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement.

(3)
Huachuan, a related party of the Company, paid offering costs of nil and $10,010 for the six months ended June 30, 2023 and 2022, respectively. The amount will be repaid upon the closing of Proposed Public Offering out of proceeds from Private Placement. Besides, the Company received loan from Huachuan of nil and $315 for the six months ended June 30, 2023 and 2022, respectively.

Note 6 — Commitments
Registration rights
The holders of the Founder Shares, Private Placement Units (and all underlying securities), and any shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. The holders of a majority of the Private Placement Units issued in payment of Working Capital Loans made to the Company can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 6 — Commitments – continued
Underwriting Agreement
The Company will grant the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Offering price, less the underwriting discounts and commissions. The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate (or $1,380,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Offering, and $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable for deferred underwriting commissions upon completion of a business combination.
Right of First Refusal
The Company shall give the underwriters the right (but not the obligation) of first refusal to act as the sole provider, from the closing of the Business Combination through the eighteen (18) month anniversary thereof, of any arrangement or facility enabling the Company to raise capital through the sale or other distribution of its shares or any other equity-linked securities directly or indirectly (e.g., by sales of immediately registered shares) to the public markets.
Note 7 — Shareholders’ Deficit
Preference shares — The Company is authorized to issue 5,000,000 preference shares each with a par value of US$0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of June 30, 2023 and December 31, 2022, there were no shares of preference shares issued or outstanding.
Ordinary shares — The Company is authorized to issue 495,000,000 shares each with a par value of US$0.0001 with the power to redeem any of its shares, increase or reduce such capital and to issue all or any part of its capital (whether original, redeemed, increased or reduced) with or without any preference, priority or special privilege, or subject to any postponement of rights, or to any conditions or restrictions whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be preference or otherwise, shall be subject to the powers on the part of the Company hereinbefore contained. Holders of the ordinary share are entitled to one vote for each share. On August 23, 2021, there were 1,000,000 shares of ordinary share issued and outstanding. On December 2, 2021, the Company issued 840,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,000,000 ordinary shares, with consideration receivable from the sponsor. On November 11, 2022, the Company issued 1,035,000 additional ordinary shares to the sponsor, which are identical to the previously issued 1,840,000 ordinary shares, with consideration receivable from the sponsor. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the Sponsor (“Founder Shares”) and off- set the consideration receivable from the sponsor. Total consideration receivable from the sponsor after off- set is $173. As of June 30, 2023 and December 31, 2022, among the 1,725,000 shares issued to the Sponsor, 225,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the initial shareholder will own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the initial shareholder do not purchase any Units in the Proposed Public Offering).
Rights — Each holder of a right will receive one-sixth (1/6) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive

GLOBAL LIGHTS ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 7 — Shareholders’ Deficit – continued
agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/6 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 22, 2023, the date that the financial statements were available to be issued. The Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

$60,000,000
6,000,000 Units
Global Lights Acquisition Corp

PRELIMINARY PROSPECTUS

           , 2023
Until           , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
Initial Trustees fee	6,500
Legal fees and expenses	487,133
Accounting fees and expenses	50,000
SEC/FINRA Expenses	65,000
[NASDAQ] listing and filing fees	75,000
Printing and engraving expenses	22,000
Miscellaneous Expenses	244,367
Total offering expenses	950,000
Item 14.    Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.    Recent Sales of Unregistered Securities.
In August and December 2021 and November 2022, our sponsor purchased 1,000,000, 840,000 and 1,035,000 founder shares, respectively, for an aggregate offering price of $287.5 at an average purchase price of approximately $0.0001 per share pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. On June 7, 2023, the Company repurchased and canceled 1,150,000 ordinary shares from the sponsor at par value $0.0001 per share for an aggregate price of $115, and off-set the consideration receivable from the sponsor.
In addition, our sponsor has agreed to purchase an aggregate of 327,500 private placement units (or up to 350,000 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $3.3 million (or $3.5 million if the underwriters’ over-allotment option is exercised in full). Each unit consists of one private placement share and one private placement right granting the holder thereof the right to receive one-sixth of an ordinary share upon the consummation of an initial business combination. These purchases will take place on a private placement basis simultaneously with the completion of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.
(a)
Exhibits.    The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)
Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.    Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(6)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association.
3.2**	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Right Certificate.
4.4*	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands legal counsel to the Registrant.
5.2*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
10.1**	Promissory Note, dated December 23, 2021, issued to Carbon Neutral Holdings Inc.
10.2**	Amendment to Promissory Note, dated April 24, 2023.
10.3*	Form of Letter Agreement among the Registrant and its officers and directors and Carbon Neutral Holdings Inc.
10.4*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.5*	Form of Registration Rights Agreement between the Registrant and certain security holders.
10.6**	Securities Subscription Agreement, dated June 7, 2023, between the Registrant and Carbon Neutral Holdings Inc.
10.7*	Private Placement Units Purchase Agreement between the Registrant and Carbon Neutral Holdings Inc.
10.8**	Form of Indemnification Agreement.
10.9**	Form of Employment Agreement.
10.10*	Form of Administrative Services Agreement, by and between the Registrant and Carbon Neutral Holdings Inc.
14**	Form of Code of Ethics.
23.1**	Consent of Marcum Asia CPAs LLP.
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included on Exhibit 5.1).
23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, (included on Exhibit 5.2).
23.4**	Consent of DeHeng Law Offices (included in Exhibit 99.6).
24**	Power of Attorney (included on signature page of this Registration Statement).
99.1**	Form of Audit Committee Charter.
99.2**	Form of Compensation Committee Charter.
99.3**	Consent of Jincheng Ma.
99.4**	Consent of Chengzhong Li.
99.5**	Consent of Rongyu Chi.
99.6**	Opinion of DeHeng Law Offices regarding certain PRC law matters
107**	Filing Fee Table.

*
To be filed by amendment.

**
Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on the 22nd day of September, 2023.
GLOBAL LIGHTS ACQUISITION CORP
By:
/s/ Zhizhuang Miao

Name:
Zhizhuang Miao

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Zhizhuang Miao, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.
Name	Position	Date
/s/ Zhizhuang Miao Name: Zhizhuang Miao	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 22, 2023
/s/ Bin Yang Name: Bin Yang	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2023
/s/ Zhao Yu Name: Zhao Yu	Director	September 22, 2023
/s/ Xuan Liu Name: Xuan Liu	Director	September 22, 2023

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on the September 22, 2023.
Authorized U.S. Representative — Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice-President on behalf of Cogency Global Inc.